UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

THE DIRECTV GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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To Stockholders of The DIRECTV Group, Inc.:

The Annual Meeting of Stockholders of The DIRECTV Group, Inc. (the “Company”), formerly named Hughes Electronics Corporation, will be held at the Citigroup Auditorium, 399 Park Avenue, 12th Floor, New York, New York, at 10:00 a.m., local time, on June 2, 2004, for the following purposes:

1.	To elect nominees to Class I of the Board of Directors for a three-year term.

2.	To approve The DIRECTV Group, Inc. 2004 Stock Plan providing for equity based compensation to the employees and directors of the Company.

3.	To approve The DIRECTV Group, Inc. Executive Officer Cash Bonus Plan providing for cash-based incentive payments to executive officers of the Company.

4.	To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending December 31, 2004.

5.	To transact such other business as may properly come before the meeting.

All stockholders are invited to attend the meeting. Stockholders of record at the close of business on April 14, 2004, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting. A complete list of stockholders entitled to notice of, and to vote at, the meeting will be open for examination by the stockholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 2250 East Imperial Highway, El Segundo, California 90245 and at 1211 Avenue of the Americas, New York, New York 11036.

Please read the attached proxy statement carefully and submit your proxy as soon as possible. You have your choice of voting your proxy via the Internet, by telephone or by completing and returning the enclosed proxy card in the envelope provided.

By order of the Board of Directors

Larry D. Hunter

Secretary

El Segundo, California

April 21, 2004

THE DIRECTV GROUP, INC.

2250 East Imperial Highway

El Segundo, California 90245

(310) 964-0808

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 2, 2004

The accompanying proxy is solicited by the Board of Directors of The DIRECTV Group, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 10:00 a.m., local time, on June 2, 2004, at the Citigroup Auditorium, 399 Park Avenue, 12th Floor, New York, New York, and any adjournment thereof.

We expect that this proxy statement and accompanying proxy card will be mailed or will be available through the Internet for those stockholders receiving their proxy materials electronically, on or after April 21, 2004, to stockholders of record of the Company at the close of business on April 14, 2004.

VOTING SECURITIES

The Company has one class of outstanding stock entitled to vote at the Annual Meeting, common stock (the “Common Stock”), and holders of Common Stock are entitled to one vote per share. At the close of business on March 31, 2004, there were 1,384,121,278 shares of Common Stock outstanding and eligible for voting at the Annual Meeting. Only stockholders of record at the close of business on April 14, 2004, are entitled to notice of, and to vote at, the Annual Meeting.

PROXIES

If you are a stockholder of record (you hold shares in your name in an account with the Company’s stock transfer agent, EquiServe Trust Company, N.A. (“EquiServe”)), you can vote in any one of the following ways:

•	By Internet: Go to the Web site, www.eproxyvote.com/dtv, shown on your proxy card. You will need to enter your voter control number that appears on your proxy card.

•	By Telephone: Call the toll-free number, 1-877-PRX-VOTE (1-877-779-8683), as listed on your proxy card. You will need to provide your voter control number that appears on your proxy card. Please follow the instructions on your proxy card and the voice prompts on the telephone.

•	By Mail: Mark, sign your name exactly as it appears on your proxy card, date your proxy card and return it in the enclosed envelope. If you receive more than one proxy card (which means you have shares in more than one account), you must mark, sign, and date each of them, or alternatively vote all these shares through the Internet or by telephone.

•	By Ballot: If you prefer, you may also vote by ballot at the Annual Meeting.

After you have signed and returned the enclosed proxy card or voted through the Internet or by telephone, you may revoke your proxy at any time until it is voted at the Annual Meeting. You may do this by sending a written notice of revocation or a subsequent proxy card, by voting subsequently through the Internet or by telephone, or by voting in person at the Annual Meeting. The shares represented by a proxy will be voted unless the proxy card is received late or in a form that cannot be voted.

If a broker, bank or other record holder holds your shares, please refer to the instructions they provide for your shares to be voted.

The form of proxy solicited by the Board of Directors allows stockholders the choice to approve, disapprove or abstain with respect to each matter to be acted upon at the Annual Meeting, other than the election of directors (Proposal 1), as to which the form of proxy allows stockholders the choice of voting for each or all of the nominees or withholding votes for any or all of the nominees. Where the solicited stockholder indicates a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted as specified. If you sign and return your proxy card and do not specify a choice, your shares will be voted by the Proxy Committee as the Board of Directors has recommended, as indicated in this proxy statement. Abstentions will not affect the outcome of the election of directors. With respect to the other proposals to be voted on by stockholders at the Annual Meeting, abstentions and broker non-votes will have no effect on the outcome of the vote.

In addition, by signing and returning the proxy card or by voting through the Internet or by telephone, you will authorize the Proxy Committee to vote your shares of Common Stock as you direct on any proposals that the Company does not know about now but that may be presented properly at the Annual Meeting. The members of the Proxy Committee are Bruce B. Churchill and Larry D. Hunter.

PROXIES FOR SHARES HELD IN EMPLOYEE STOCK PLANS

If you participate in the following stock plans, your proxy card will serve to instruct the Trustees, plan committees or independent fiduciaries of those plans how to vote your shares in the plan.

If you do not provide instructions on how to vote your shares held in the following plans, these shares may be voted at the discretion of the Trustee, plan committee, or independent fiduciary:

Hughes Non-Bargaining Employees Thrift and Savings Plan

Hughes Savings Plus Plan

General Motors Savings-Stock Purchase Program for Salaried Employees in the United States

Delphi Corporation Savings-Stock Purchase Program for Salaried Employees

If you do not provide instructions on how to vote your shares held in the following plans, these shares will remain unvoted:

GMAC Mortgage Group, Inc. Savings Incentive Plan

General Motors Personal Savings Plan for Hourly Rate Employees in the United States

General Motors Canadian Savings-Stock Program for Salaried Employees

Saturn Individual Savings Plan for Represented Members

Delphi Corporation Personal Savings Plan for Hourly-Rate Employees in the United States

The Fidelity Investments Canada Limited Next Step-Personal Retirement Group

QUORUM AND MAJORITIES

A majority of all of the shares of Common Stock entitled to vote at the meeting, present in person or represented by proxy, constitutes a quorum at the Annual Meeting. Except for Proposals 1 and 2 discussed below, or as otherwise noted, each proposal in this proxy statement will be approved if it receives a majority of the votes cast by the holders present, either in person or by proxy, at the meeting. Proposal 1 concerning the election of directors, is somewhat different: the three designated candidates will be elected to the three available memberships on the Board of Directors, unless there are other properly nominated candidates that receive more votes. Proposal 2 concerning the Company’s 2004 Stock Plan is also somewhat different: the affirmative vote of a majority of the votes cast for or against the proposal is required to approve the 2004 Stock Plan, provided that the total vote cast on the proposal represents over 50% of all votes entitled to be cast on the proposal.

ATTENDING THE ANNUAL MEETING

If you plan to attend the Annual Meeting, please detach and retain the admission ticket that is attached to your proxy card. As capacity is limited, you may bring only one guest to the meeting. If you hold your stock through a broker, bank or other record holder, please bring evidence that you own Common Stock to the Annual Meeting and we will provide you with admission tickets. If you receive your annual meeting materials electronically and wish to attend the Annual Meeting, please follow the instructions provided for attendance. A form of government-issued photograph identification will also be required to enter the Annual Meeting.

ANNUAL REPORT

The Annual Report of the Company for the fiscal year ended December 31, 2003 is being mailed to stockholders with this proxy statement.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The Securities and Exchange Commission permits corporations to send a single copy of the annual report and proxy statement to any household at which two or more stockholders reside if it appears they are members of the same family. Each stockholder will continue to receive a separate proxy card. This procedure, referred to as householding, is intended to reduce the volume of duplicate information stockholders receive and also to reduce expenses for corporations. The Company has instituted this procedure for all stockholders of record.

If one set of these documents was sent to your household for the use of all of the Company’s stockholders in your household, and one or more of you would prefer to receive your own set, please contact our stock transfer agent, EquiServe, by telephone at 1-877-498-8904 or by Internet at www.equiserve.com.

If a broker or other record holder holds your shares in the Company, please contact your broker or other record holder directly if you have questions, require additional copies of the proxy statement or annual report, or wish to receive multiple reports by revoking your consent to householding.

ELECTRONIC DELIVERY OF ANNUAL MEETING MATERIALS

You can request that you receive the annual report and proxy materials of the Company via the Internet. At your request, you will receive an e-mail notification when these documents are available electronically through the Internet. Registered stockholders (those with an account maintained in their name with EquiServe) may sign up for this service at www.econsent.com/dtv.

VOTING INSPECTORS

The Company believes your vote should be private. Therefore, we use an independent specialist to receive, inspect, count and tabulate proxies. The Company has retained EquiServe for this purpose. Representatives of the independent specialist also act as inspectors at the Annual Meeting.

SOLICITATION COSTS

The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain stockholders have consented to the delivery of proxy materials by electronic transmission and certain officers and employees of the Company, without additional remuneration, may also solicit proxies personally, by facsimile and by telephone. In addition to mailing copies of this material to stockholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others, to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

SELECTION OF NOMINEES FOR DIRECTORS

The Nominating and Corporate Governance Committee (“Nominating Committee”) is responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of directors in the context of the then current make-up of the Board. This assessment includes issues of judgment, diversity, age and skills (such as understanding of relevant technologies, business background, etc.) in the context of an assessment of the perceived needs of the Board at that time.

The Nominating Committee considers recommendations for Board candidates submitted by stockholders using the same criteria it applies to recommendations from directors and members of management. Subject to limitations in the Company’s Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws and applicable law, stockholders may submit recommendations by writing to this Committee in care of The DIRECTV Group, Inc., to the attention of the Corporate Secretary at 2250 E. Imperial Highway, El Segundo, CA 90245. To be considered by the Nominating Committee for the 2005 annual meeting, recommendations for nominees must comply with the requirements described below in “Stockholder Proposals”, unless otherwise required by law.

NEWS CORPORATION TRANSACTIONS

On December 22, 2003, a series of transactions were completed that resulted in the split-off of Hughes Electronics Corporation (now named The DIRECTV Group, Inc.) from General Motors Corporation and the acquisition of 34% of the equity of Hughes Electronics Corporation by The News Corporation Limited (“News Corporation”). That ownership interest was subsequently conveyed by News Corporation to Fox Entertainment Group, Inc. (“Fox Entertainment”). We refer to those transactions collectively in this proxy statement as the “News Transactions”. Effective December 22, 2003, a new Board of Directors was established and several changes were made in the senior management of the Company.

DIRECTORS

Until December 22, 2003, the Board of Directors had 9 members. On that date, the number of members was increased to 11 members. The Board held a total of 11 meetings in 2003. In 2003, average attendance at Board and committee meetings was 90%.

In addition to being members of the Board, directors may serve on one or more of three standing committees of the Board. (Please refer to “Committees of the Board of Directors” commencing on page 9 for information concerning committee responsibilities and current membership.) Directors are expected to spend a considerable amount of time preparing for Board and committee meetings and, from time to time, may be called upon between meetings. The Board, as well as each committee, can retain the services of outside advisors at their request.

Based on a review by the Board of all relevant information, the Board has determined that each of Neil R. Austrian, Ralph F. Boyd, Jr., James M. Cornelius, Charles R. Lee, Peter A. Lund and John L. Thornton has no

material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company and that each is an “independent” director as defined by the Amended and Restated By-Laws of the Company, the Securities Exchange Act of 1934 (the “Exchange Act”) and the Corporate Governance Standards established by the New York Stock Exchange (“NYSE”). The review by the Board included consideration of, among other things, employment history, information publicly available from third party filings and responses to a questionnaire completed by each board member on commercial, banking, professional, charitable, familial and other relationships. Each Board member was provided the opportunity to ask questions of any member and to consider all relevant information. The Board conducted the review with the guidance of legal counsel on applicable standards and other relevant considerations.

The non-employee Directors meet in an executive session at each meeting of the Board unless otherwise determined at the meeting, without members of management present. Because three of the non-employee Directors do not qualify as independent directors, an additional executive session will be held at least annually, attended only by independent directors.

The executive sessions of the independent directors have such agendas and procedures as are determined by the Chairman of the Nominating Committee who will serve as lead director and will preside at the executive sessions of the independent directors.

The Company’s Corporate Governance Guidelines, which outline, among other things, responsibilities of the Board, director qualification standards and Board independence criteria, are available on the Company’s web site, at www.directv.com. The Company’s process for relaying stockholder communications to the Board of Directors and individual Directors and for determining which communications are relayed is included in the Corporate Governance Guidelines. The Company encourages but does not require the attendance of Directors at the Company’s annual meeting. This is the Company’s first annual meeting as a publicly-traded company.

The current members of the Board of Directors of the Company are set out in the following table (information as to age, principal occupation, committee membership and director class is as of March 31, 2004, unless otherwise noted):

Name	Age	Principal Occupation	Committee Memberships	Director Class
K. Rupert Murdoch	73	Chairman and Chief Executive, The News Corporation Limited	None	I

Neil R. Austrian	64	Private Investor	Nominating and Corporate Governance (Chairman)	I

Ralph F. Boyd, Jr.	47	Executive Vice President and General Counsel, Federal Home Loan Mortgage Company (effective April 1, 2004)	Audit, Nominating and Corporate Governance	II

Chase Carey	50	President and Chief Executive Officer	None	III

Peter F. Chernin	52	Director, President and Chief Operating Officer, The News Corporation Limited	None	III

James M. Cornelius	60	Chairman, Guidant Corporation	Audit (Chairman)	II

David F. DeVoe	57	Director, Senior Executive Vice President and Chief Financial Officer, The News Corporation Limited	None	II

Eddy W. Hartenstein	53	Vice Chairman	None	II

Charles R. Lee	64	Retired Chairman and Co-Chief Executive Officer, Verizon Communications	Compensation, Nominating and Corporate Governance	I

Peter A. Lund	63	Private Investor and Media Consultant	Audit, Compensation (Chairman)	III

John L. Thornton	50	Professor and Director, Tsinghua University	Compensation	III

The Board is divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors. The term of the Class I directors expires on the date of the Annual Meeting, the term of the Class II directors expires on the date of the 2005 annual meeting and the term of the Class III directors expires on the date of the 2006 annual meeting. At each succeeding annual meeting of stockholders beginning with the Annual Meeting, directors replacing those whose terms are expiring shall be elected for a term of three years.

Set forth below is a brief biography of the current members of the Board of Directors other than the Class I directors. The biographies of those Class I directors nominated for election are provided on page 10.

Ralph F. Boyd, Jr. Class II—Term expires 2005

Mr. Boyd has served as a Director of the Company and as a member of the Company’s Audit Committee and the Nominating and Corporate Governance Committee since December 22, 2003. On April 1, 2004, Mr. Boyd became the Executive Vice President and General Counsel of the Federal Home Loan Mortgage Corporation. Prior to that, from 2003 through March 31, 2004, Mr. Boyd was a trial and litigation partner in the law firm of Alston & Bird, LLP. Mr. Boyd was an Assistant Attorney General of the United States in the Civil Rights Division of the U.S. Department of Justice from 2001 until 2003 and a trial and litigation partner with Goodwin Procter LLP from 1997 until 2001. Mr. Boyd also served as an Assistant U.S. Attorney in the U.S Attorney’s Office in Boston from 1991 until 1997. Mr. Boyd currently serves as the United States Representative to the United Nations Human Rights Commission’s Committee on the Elimination of Racial Discrimination.

Chase Carey. Class III—Term expires 2006

Mr. Carey has served as a Director of the Company and as our President and Chief Executive Officer since December 22, 2003. Mr. Carey has served as an advisor and Non-Executive Director of News Corporation since 2002 and was an Executive Director from 1996 until 2002. Mr. Carey served as Co-Chief Operating Officer of News Corporation from 1996 until 2002. Mr. Carey served as a director, President and Chief Executive Officer of Sky Global Networks, Inc. from 2001 until 2002. Mr. Carey served as a director of Fox Entertainment from 1992 until 2002 and served as Co-Chief Operating Officer from 1998 until 2002. Mr. Carey was Chairman and Chief Executive Officer of Fox Television from 1994 until 2000. Mr. Carey was a director of News America Incorporated (“News America”) until 2002, President and Chief Operating Officer from 1998 until 2002 and Executive Vice President from 1996 to 1998. Mr. Carey served as a director of NDS Group, Inc. (“NDS”) from 1996 until 2002 and a director of Gemstar-TV Guide International, Inc. (“Gemstar-TV Guide”) from 2000 until 2002. Mr. Carey has been a director of British Sky Broadcasting plc (“BSkyB”) since February 2003. Mr. Carey is a director and a member of the audit committee of Gateway, Inc., director and member of the compensation committee of Yell Finance B.V. and also serves on the board of trustees of Colgate University. Mr. Carey has been Chairman of the Board of Directors of PanAmSat Corporation (“PanAmSat”) since December 22, 2003.

Peter Chernin. Class III—Term expires 2006

Mr. Chernin has served as a Director of the Company since December 22, 2003. In addition, he has been an Executive Director, President and Chief Operating Officer of News Corporation since 1996. Mr. Chernin has been a director and the President and Chief Operating Officer of Fox Entertainment since 1998. Mr. Chernin has been a director and the Chairman and Chief Executive Officer of News America since 1996. Mr. Chernin served as Chairman and Chief Executive Officer of Fox Filmed Entertainment from 1994 to 1996 and in various executive capacities at Fox subsidiaries since 1989. Mr. Chernin has served as a director of Gemstar TV-Guide since 2002 and was a director of TV Guide, Inc. from 1999 to 2000. Mr. Chernin was a director of E*TRADE Group, Inc. from 1999 to 2003.

James M. Cornelius. Class II—Term expires 2005

Mr. Cornelius has served as a Director of the Company since 2000 and has served as Chairman of the Company’s Audit Committee since 2003. He served as a member of the Compensation Committee from 2000 to 2003. Mr. Cornelius currently serves as the non-executive Chairman of the Guidant Corporation board of directors, where he has served as a director since 1994. Previously, he served as Executive Chairman of Guidant Corporation from 1995 until his retirement as an employee in 2000. Mr. Cornelius is also a director and chairman of the audit committee of Chubb Corporation, a director and chairman of the compensation committee and a member of the audit committee of Given Imaging Ltd.

David F. DeVoe. Class II—Term expires 2005

Mr. DeVoe has served as a Director of the Company since December 22, 2003. In addition, he has been an Executive Director, Chief Financial Officer and Finance Director of News Corporation since 1990 and Senior Executive Vice President since 1996. Mr. DeVoe has been a director of News America since 1991 and Senior Executive Vice President since 1998. Mr. DeVoe has been a director of Fox Entertainment since 1991 and Senior Executive Vice President and Chief Financial Officer since 1998. Mr. DeVoe has been a director of NDS since 1996, a director of BSkyB since 1994 and a director of Gemstar-TV Guide since 2001.

Eddy W. Hartenstein. Class II—Term expires 2005

Mr. Hartenstein has served as a Director and Vice Chairman of the Company since December 22, 2003. Previously, he served as Corporate Senior Executive Vice President of the Company, as well as in other management capacities, and as Chairman and CEO of DIRECTV Holdings LLC. Mr. Hartenstein is a member of the board of directors of Thomson S.A. (“Thomson”), PanAmSat and the Consumer Electronics Association and was chairman of the Satellite Broadcasting Communications Association.

Peter A. Lund. Class III—Term expires 2006

Mr. Lund has served as a Director of the Company since 2000 and serves as Chairman of the Compensation Committee and a member of the Audit Committee. Mr. Lund is a private investor and media consultant and currently serves as Chairman of the board of directors of Eos International, Inc. He is also a director and member of the audit committee of Crown Media Holdings, Inc. and a director and member of the audit committee of Emmis Communications Corporation.

John L. Thornton. Class III—Term expires 2006

Mr. Thornton has served as a Director of the Company and as a member of the Company’s Compensation Committee since December 22, 2003. In addition, he has been a Professor at Tsinghua University of Beijing since 2003. Previously, he served as President and Co-Chief Operating Officer of The Goldman Sachs Group, Inc. until his retirement in 2003. He continues to serve as a senior advisor to the firm and remains as a director of The Goldman Sachs Foundation. Mr. Thornton joined Goldman Sachs in 1980 and became a partner in 1988. Mr. Thornton is also a director of the Ford Motor Company, Intel Corporation, BSkyB and Pacific Century Group, Inc.

DIRECTOR COMPENSATION

Only the independent directors receive payments for serving on the Board. The independent directors are also reimbursed for travel expenses incurred in connection with their duties as directors. Non-employee directors are not eligible to participate in the executive incentive program, savings-stock purchase program, or any of the retirement programs for the Company’s employees. Other than as described in this section, there are no separate benefit plans for directors.

Compensation paid to the independent directors is as follows:

Annual retainer	$60,000
Audit Committee Chair	$25,000
Retainer for Other Committee Chair	$20,000
Audit Committee Member	$15,000
Other Committee Member	$10,000

In addition, subject to the approval of The DIRECTV Group, Inc. 2004 Stock Plan described herein, each independent director receives an annual grant of 2,000 restricted stock units which vest in equal increments over a four-year period.

The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide for indemnification of the Company’s directors and officers and the Company maintains director and officer liability insurance.

COMMITTEES OF THE BOARD OF DIRECTORS

The composition and functions of each of the committees described below were substantially changed following completion of the News Transactions on December 22, 2003. Information regarding meetings of each of the committees relates to the period prior to completion of the News Transactions. No meetings of these committees were held during the remainder of 2003, but certain actions were approved by unanimous written consent.

Audit Committee

The Audit Committee met nine times in 2003. The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities for the financial reports and other financial information provided by the Company to the stockholders and others, the Company’s system of internal controls, the Company’s compliance procedures for the Company’s Code of Ethics and Business Conduct and the Company’s Code of Ethics applicable to the Chief Executive Officer and senior financial officers, and the Company’s audit, accounting and financial reporting processes generally. All members of the Audit Committee are independent directors. James M. Cornelius serves as the Audit Committee’s financial expert as required by the NYSE and satisfies the standard for “audit committee financial expert” under the Sarbanes-Oxley Act of 2002. The charter of the Audit Committee, approved by the Board, is attached to this proxy statement as Annex A and also may be accessed on the Company’s website at www.directv.com.

Membership: James M. Cornelius, Chair; Ralph F. Boyd, Jr.; Peter A. Lund

Nominating and Corporate Governance Committee

Until December 22, 2003, the Nominating Committee (which was called the Nominating/Director Affairs Committee) had four members. The Nominating Committee currently has three members all of whom are independent directors. The Nominating Committee met once in 2003. The Nominating Committee is responsible for taking a leadership role in shaping the corporate governance of the Company and is responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and to periodically review and recommend changes to those guidelines, including an annual review of the Company’s Code of Ethics and Business Conduct and the Company’s Code of Ethics applicable to the Chief Executive Officer and Senior Financial Officers. It also researches and recommends candidates for membership on the Board, considers whether to nominate incumbent members for reelection, makes recommendations to the Board as to the determination of director independence and recommends to the Board retirement policies for Directors. The Nominating Committee also makes recommendations concerning committee memberships, rotation, and chairs, and sets the agendas for the executive sessions of the independent directors. The current charter of the Nominating Committee may be accessed on the Company’s website at www.directv.com.

Membership: Neil R. Austrian, Chair; Ralph F. Boyd, Jr.; Charles R. Lee

Compensation Committee

Until December 22, 2003, the Compensation Committee (which was called the Executive Compensation Committee) had five members. The Compensation Committee currently has three members, all of whom are independent directors. The Compensation Committee met five times in 2003. The Compensation Committee determines the compensation of the Chief Executive Officer and other elected officers of the Company, and approves and administers all equity based plans. It assists the Board regarding recruitment of elected officers and development of succession plans. The Compensation Committee reviews the compensation of directors for service on the Board and its committees and recommends changes in compensation to the Board. The Compensation Committee periodically reviews the adequacy of its charter and recommends any proposed changes to the Board for approval. Except for the standard compensation received in connection with service on the Board and its committees, the members of the Compensation Committee are not eligible to participate in any of the compensation plans or programs it administers. The current charter of the Compensation Committee may be accessed on the Company’s website at www.directv.com.

Membership: Peter A. Lund, Chair; Charles R. Lee; John L. Thornton

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. The term of the members in Class I expires on the date of the Annual Meeting. The term of the members of Class II expires on the date of the 2005 annual meeting and the term of the members of Class III expires on the date of the 2006 annual meeting. You will be voting only on the election of nominees to serve as members of Class I. There are three such nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Each nominee has consented to serve if elected. The Board has no reason to believe that any nominee will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board.

The following table sets forth certain information with respect to the individuals nominated and recommended to be elected by the Board and is based on the records of the Company and information furnished to it by such persons. Please refer to the table titled “Security Ownership of Certain Beneficial Owners and Management” for information pertaining to stock ownership by the nominees.

Name of Nominee	Age	Position
K. Rupert Murdoch	73	Chairman of the Board of Directors
Neil R. Austrian	64	Director
Charles R. Lee	64	Director

BIOGRAPHICAL INFORMATION

K. Rupert Murdoch. Mr. Murdoch has served as Chairman of the Board of Directors since December 22, 2003 and has been Chairman of the board of directors of News Corporation since 1991 and Executive Director and Chief Executive since 1979. He has been a director of News Limited, News Corporation’s principal subsidiary in Australia, since 1953, a director of News International Limited, News Corporation’s principal subsidiary in the United Kingdom, since 1969 and a director of News America since 1973. Mr. Murdoch has been a director of Fox Entertainment since 1985, Chairman since 1992 and Chief Executive Officer since 1995. Mr. Murdoch has served as a director of BSkyB since 1990 and Chairman since 1999. Mr. Murdoch has served as a director of Gemstar-TV Guide since 2001. Mr. Murdoch has served as a director of China Netcom (Hong Kong) Limited since 2001.

Neil R. Austrian. Mr. Austrian has served as a Director and as Chairman of the Nominating Committee since December 22, 2003. He is also a director of and member of the compensation committee and chairman of the finance committee of Office Depot, Inc. Mr. Austrian is currently a private investor and served as President and Chief Operating Officer of the National Football League from 1991 until 1999. Prior to that, Mr. Austrian was a Managing Director of Dillon, Read & Co., Inc. from 1987 until 1991.

Charles R. Lee. Mr. Lee has served as a Director and a member of the Compensation Committee and Nominating Committee since December 22, 2003. From 2000 through 2002, Mr. Lee served as Chairman and Co-Chief Executive Officer of Verizon Communications, Inc. Previously, Mr. Lee served as Chairman of the board of directors and Chief Executive Officer of GTE Corporation. Mr. Lee is also a director of The Procter & Gamble Company, United Technologies Corporation, United States Steel Corporation and Marathon Oil Corporation. He also serves as chairman of the audit committee for United States Steel Corporation and is a member of the audit committees of The Proctor & Gamble Company and Marathon Oil Corporation.

The Board of Directors recommends that the stockholders vote “FOR” the election of each of the nominees named above for election to the Board of Directors.

EXECUTIVE OFFICERS

The names and ages of the executive officers of the Company as of March 31, 2004, their positions with the Company and the date of their election to that office are as follows:

Executive Officers	Age	Position	Date of Election
K. Rupert Murdoch	73	Chairman of the Board of Directors	12/22/03

Chase Carey	50	President and Chief Executive Officer	12/22/03

Eddy W. Hartenstein	53	Vice Chairman	12/22/03

Bruce Churchill	46	Executive Vice President and Chief Financial Officer	1/28/04

Romulo Pontual	44	Executive Vice President and Chief Technology Officer	1/28/04

Larry D. Hunter	53	Executive Vice President, General Counsel and Secretary	1/28/04

Patrick T. Doyle	48	Senior Vice President, Controller, Treasurer and Chief Accounting Officer	2/3/04

Mitchell Stern	49	President and Chief Executive Officer of DIRECTV Holdings LLC	12/22/03

The Board of Directors elected each of the above executive officers. Executive officers of the Company serve at the discretion of the Board of Directors and may be removed at any time by the Board with or without cause.

Bruce B. Churchill. Mr. Churchill presently serves as the Executive Vice President and Chief Financial Officer of the Company and as President and Chief Executive Officer of DIRECTV Latin America, LLC. Prior to joining the Company, Mr. Churchill served as President and Chief Operating Officer of STAR Group Ltd. (“STAR”), a position he held beginning in May 2000. Previously, he served as the Deputy Chief Executive Officer of STAR since 1996. Prior to joining STAR, Mr. Churchill served as Senior Vice President, Finance at Fox Television. Mr. Churchill is a member of the board of directors of PanAmSat.

Romulo Pontual. Mr. Pontual currently serves as Executive Vice President and Chief Technology Officer of the Company. Prior to joining the Company, Mr. Pontual served as Executive Vice President, Television Platforms at News Corporation since 1996.

Larry D. Hunter. Mr. Hunter currently serves as Executive Vice President, General Counsel and Secretary of the Company. He served as Senior Vice President from June 2001 to January 2004 and as General Counsel since December 2002. He was named Associate General Counsel in June 2001 and was named Corporate Vice President in August 1998. Mr. Hunter served as Chairman and Chief Executive Officer of DIRECTV Japan from 1998 until 2001. Mr. Hunter is a member of the board of directors of PanAmSat.

Patrick T. Doyle. Mr. Doyle currently serves as Senior Vice President, Treasurer, Controller and Chief Accounting Officer of the Company. He was appointed Corporate Vice President and Controller in July 2000 and Treasurer in June 2001. Previously, Mr. Doyle served as Vice President, Taxes from October 1996 to July 2000 and was given the additional responsibility of Corporate Development in June 1997. Mr. Doyle is a certified public accountant and a member of the Tax Executive Institute. Mr. Doyle is a member of the board of directors of PanAmSat and of the California Taxpayers Association.

Mitchell Stern. Mr. Stern currently serves as the President and Chief Executive Officer of DIRECTV Holdings LLC. Prior to joining DIRECTV, Mr. Stern was Chairman and Chief Executive Officer of Fox Television Stations, Inc., and Twentieth Television from 1998 to December 2003 and President and Chief Operating Officer of the Fox Television Stations from 1993 to 1998.

SECURITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS,

AND CERTAIN OTHER BENEFICIAL OWNERS

The beneficial ownership as of March 31, 2004 of Common Stock for each director, each named executive officer (including certain former executive officers) and all current directors and officers as a group are shown in the following table. Except for K. Rupert Murdoch who may be deemed to beneficially own 34% of the Common Stock of the Company as described below, each of the individuals listed below, as well as all of the current directors and officers as a group (excluding Mr. Murdoch), owns less than 1% percent of the outstanding shares and voting power of Common Stock.

Name	Shares Beneficially Owned	Deferred Stock Units	Stock Options[1]	PanAmSat Shares
K. Rupert Murdoch	470,420,752[2]	0	0	0
Neil R. Austrian	0	0	0	0
Ralph F. Boyd, Jr.	0	0	0	0
Chase Carey	250	0	0	0
Peter F. Chernin	0	0	0	0
James M. Cornelius	90,856	7,984[3]	12,775[3]	0
David F. DeVoe	0	0	0	0
Eddy W. Hartenstein	51,059	0	2,346,328	0
Charles R. Lee	0	0	0	0
Peter A. Lund	0	12,334[3]	5,000[3]	0
John L. Thornton	0	0	0	0
Larry D. Hunter	39,802	0	672,302	400
Patrick T. Doyle	12,431	0	578,198	200
Jack A. Shaw	53,531[4]	0	2,705,550	0
Roxanne S. Austin	51,564[4]	0	2,032,306	0
Michael J. Gaines	11,141[4]	0	417,775	0
All Directors and Executive Officers as a group[5]	470,615,150	20,318	3,614,603	600

[1]	Includes all options exercisable, whether or not having current value, within 60 days of March 31, 2004, but does not include options for 1,883,764 shares of Common Stock granted to Mr. Carey, as described below, which will not vest or be exercisable unless and until the 2004 Stock Plan is approved by the stockholders.
[2]	Fox Entertainment is the record and beneficial owner of an aggregate of 470,420,752 shares of Common Stock, representing a 34% interest in the Company as of March 31, 2004 (“Fox Owned Shares”). News Corporation is the beneficial owner of the Fox Owned Shares by virtue of its holding approximately 82% of the equity and 97% of the voting power of Fox Entertainment. By reason of the ordinary shares of News Corporation owned by (i) Mr. Murdoch, (ii) Cruden Investments Pty. Limited, a private Australian investment company owned by Mr. Murdoch, members of his family and certain charities and (iii) corporations, including a subsidiary of Cruden, which are controlled by trustees of settlements and trusts set up for the benefit of the Murdoch family, certain charities and other persons, and Mr. Murdoch’s positions as Chairman and Chief Executive of News Corporation and Chairman and Chief Executive Officer of Fox Entertainment, Mr. Murdoch may be deemed to control the operations of News Corporation and Fox Entertainment.
[3]	Issued under the Hughes Electronics Corporation Plan for Non-Employee Directors.
[4]	Messrs. Shaw and Gaines and Ms. Austin are no longer executive officers of the Company.
[5]	Total does not include shares and options held by Messrs. Shaw and Gaines and Ms. Austin.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Federal securities law requires that directors and certain officers of the Company must report to the Securities and Exchange Commission and the Company, within certain periods, how many shares of the Company’s equity securities they own and if they conducted any transactions in that stock. Based upon information furnished by these stockholders, the Company believes that all required filings for 2003 have been made in a timely manner.

CERTAIN BENEFICIAL OWNERS

The following table gives information about each entity known to the Company to be the beneficial owner of more than 5% of Common Stock as of March 31, 2004. The shares listed below do not include the Common Stock held by the pension or profit sharing plans of any other corporation or other entity, or of any endowment funds of an educational or charitable institution of which a director or executive may serve as a director or trustee.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class[1]
Fox Entertainment Group, Inc. 1211 Avenue of the Americas New York, New York 10036	470,420,752	34.0%

U.S. Trust Corporation United States Trust Company of New York 114 West 47th Street New York, New York 10036	272,911,344[2]	19.7%

[1]	Based upon 1,384,121,278 shares outstanding as of March 31, 2004.
[2]	Information based solely on Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004, which reflects ownership as of December 22, 2003. Includes shares beneficially owned by U.S. Trust Company of New York acting as the independent trustee for the General Motors Employee Benefit Plans.

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

The News Transactions were completed on December 22, 2003. As of that date, the employment of certain executive officers with the Company ceased, including certain executive officers that had been identified in the Registration Statement of Hughes Electronics Corporation on Form S-4 filed in connection with the News Transactions as among the five most highly compensated executive officers. Specifically, the employment of Jack A. Shaw, President and Chief Executive Officer, Roxanne S. Austin, Executive Vice President and DIRECTV Holdings LLC President and Chief Operating Officer, and Sandra L. Harrison, Senior Vice President, Human Resources and Administration ceased effective December 22, 2003 and they were no longer employees of the Company as of December 31, 2003.

The table below sets forth the cash compensation as well as certain other compensation, paid or accrued by the Company for each of the past three years for Mr. Shaw, Ms. Austin and each of the Company’s other four most highly compensated executive officers who were serving as executive officers as of December 31, 2003. The persons named in the table below are referred to collectively as the “named executive officers”.

	Annual Compensation[1]				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus[2] ($)	Other Annual Comp.[3] ($)	Restricted Stock Awards ($)	Stock Options[4] (#)	LTIP Payouts[5] ($)	All Other Compensation[6] ($)
Chase Carey[7]	2003	0	0	0	0	0	0	0

Jack A. Shaw President and Chief Executive Officer	2003 2002 2001	852,351 800,020 702,130	1,311,000 964,000 539,000	195,602 146,067	0 0 0	0 0 330,000	200,214 82,267 192,014	14,660,727 64,687 66,409

Eddy W. Hartenstein Senior Executive Vice President and Chairman & CEO, DIRECTV	2003 2002 2001	664,259 625,040 602,914	919,000 675,000 376,000		0 0 0	0 0 300,000	176,692 64,606 164,736	3,656,396 43,322 56,516

Roxanne S. Austin Executive Vice President and President & COO, DIRECTV	2003 2002 2001	586,577 550,004 526,365	795,320 606,000 327,000	351	0 0 0	0 0 250,000	121,384 43,999 138,394	12,172,585 36,038 43,470

Michael J. Gaines[8] Senior Vice President and CFO	2003 2002 2001	437,753 385,008 329,633	542,000 319,000 177,000	10,321	0 0 0	0 0 100,000	81,663 16,474 56,048	1,280,710 23,136 23,063

Larry D. Hunter Senior Vice President and General Counsel	2003 2002 2001	425,048 378,169 340,709	518,000 311,000 210,000	90,492 891,660	0 0 0	0 0 150,000	72,372 29,285 91,416	1,281,089 24,852 28,618

Patrick T. Doyle Vice President and Treasurer	2003 2002 2001	356,705 340,028 314,418	378,000 281,000 157,000		0 0 0	0 0 100,000	72,209 18,336 61,753	1,023,099 18,459 22,265

[1]	Under the Hughes Electronics Corporation Executive Deferred Compensation Plan, executive officers were permitted to defer a certain percentage of their salary, bonus and other awards. As of December 31, 2003, Messrs. Gaines, Hartenstein and Hunter had elected to participate in this plan.
[2]	Amounts shown in this column represent bonuses earned under Hughes’ Annual Incentive Plan for performance during the year, but actually paid in the subsequent year.
[3]	The amounts shown in this column include (i) perquisites if in total they exceed the lesser of $50,000 or 10% of annual salary plus bonus and (ii) reimbursed taxes. For the year ended December 31, 2003, the amount shown for Mr. Shaw also includes company paid housing for $49,480, reimbursed taxes for $50,495 and use of company aircraft for $56,530. For the year ended December 31, 2002, the amount shown for Mr. Shaw also includes use of company aircraft for $75,950. For the years ended December 31, 2002 and 2001, the amounts shown for Mr. Hunter include tax equalization payments for $47,405 and $865,489, respectively, to offset duplicate taxation from an international assignment.
[4]	The amounts shown in this column include options originally granted to purchase shares of GM Class H common stock. As part of the News Transactions, these options were exchanged on a one-for-one basis for options to purchase shares of the Company’s Common Stock on the same terms and conditions.

[5]	The amounts shown in this column represent awards earned under the Hughes’ Long-term Achievement Plan (“LTAP”) for the performance periods ending December 31, 2001, 2002 and 2003, respectively, but actually paid in the subsequent year. Under the LTAP, shares of the Company’s Common Stock are conditionally awarded as target awards at the beginning of the 3 years; prior to the 2001-2003 LTAP, 25% of the target award was denominated in then-parent company General Motors $1 2/3 par value common stock. Performance for the listed years was measured using the Company’s consolidated financial results and relative total shareholder return targets established for the LTAP by the Compensation Committee.
[6]	Amounts shown in this column represent payments made under the Hughes Retention Bonus Plan, severance and long-term incentives payments related to change in control cessations of employment, and company-matching contributions to savings plans and employee welfare benefit plans. Hughes Retention Bonus payments made to each of Mr. Shaw, Mr. Hartenstein, and Ms. Austin were $3,600,000, to each of Messrs. Gaines and Hunter were $1,250,000, and to Mr. Doyle $1,000,000. In addition, upon their change in control cessations of employment from the Company, the second and final Retention Bonus installment of $3,600,000 was paid to each of Mr. Shaw and Ms. Austin. Although this second payment to Mr. Shaw was made in 2004, he became entitled to the payment in 2003 and this amount has been included in the table above.

Based on his change in control severance agreement, Mr. Shaw received a payment of $842,742 reflecting his outstanding target 2002-2004 and 2003-2005 LTAP grants, prorated based on days of service through termination on December 22, 2003, and a severance payment of $6,483,132. Although this severance payment was paid in 2004, Mr. Shaw became entitled to the payment in 2003 and this amount has been included in the table above. Based on her change in control severance agreement, Ms. Austin received a payment of $511,420 reflecting her outstanding target 2002-2004 and 2003-2005 LTAP grants, prorated based on days of service through cessation of employment on December 22, 2003, and a severance payment of $4,380,810. Based on his change in control severance agreement, upon termination in 2004, Mr. Gaines received a payment of $366,118 reflecting his outstanding target LTAP grants, prorated based on days of service through termination on January 16, 2004.

The company-matching contributions for the savings plans in 2003 for Mr. Shaw were $125,094, for Mr. Hartenstein $53,570, for Mr. Gaines $30,147, for Mr. Hunter $29,442, for Mr. Doyle $22,256 and for Ms. Austin $79,516. The company contributions for the employee welfare benefit plans in 2003 for Mr. Shaw were $9,759, for Mr. Hartenstein $2,825, for Mr. Gaines $563, for Mr. Hunter $1,647, for Mr. Doyle $843 and for Ms. Austin $840.
[7]	Chase Carey replaced Jack A. Shaw as Chief Executive Officer effective on December 22, 2003 but did not receive or accrue any compensation from the Company during calendar year 2003. Mr. Carey’s compensation arrangements are described in more detail in the section titled “Agreements with Current Executive Officers” in this Proxy Statement.
[8]	Michael J. Gaines was replaced as Senior Vice President and Chief Financial Officer by Bruce Churchill who was named as Executive Vice President and Chief Financial Officer effective January 28, 2004.

Stock Options

The named executive officers, other than Mr. Carey, participated in the Hughes Electronics Corporation Incentive Plan as approved by the GM board of directors in 1999. No stock options were granted to those named executive officers during 2003. The options granted under the Hughes Electronics Corporation Incentive Plan were exercisable for shares of GM Class H common stock but were converted on a one-for-one basis into options to acquire Common Stock as part of the News Transactions.

The following table provides information as to options to purchase shares of the Common Stock exercised by each of the named executive officers in 2003 and the value of options held by them at year-end.

Aggregated Option Exercises in 2003 and Option Values at December 31, 2003

	Number of Shares Acquired on Exercise	Value Realized ($)	Number of Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003[1] ($)
Named Executive			Exercisable	Unexercisable	Exercisable	Unexercisable
Chase Carey	0	0	0	0	0	0
Jack A. Shaw	0	0	2,705,550	0	6,839,090	0
Eddy W. Hartenstein	16,620[2]	109,968	2,346,328	50,000	5,425,016	0
Roxanne S. Austin	0	0	2,032,306	0	3,822,953	0
Michael J. Gaines	0	0	401,108	16,667	604,458	0
Larry D. Hunter	0	0	672,302	25,000	512,293	0
Patrick T. Doyle	0	0	578,198	16,667	1,638,723	0

[1]	Calculated based on the difference between the option grant price and the closing price of the Common Stock on the NYSE on December 31, 2003, which was $16.55 per share.
[2]	Mr. Hartenstein exercised these stock options because they were scheduled to expire on May 4, 2003.

Long-Term Incentive Awards

The following table sets forth information with respect to potential payouts to the named executive officers pursuant to the LTAP, which is no longer available for future grants. The LTAP was a 3-year performance share plan initiated each January, resulting in 3 LTAP awards running concurrently at any time. Under the LTAP, shares of GM Class H common stock were conditionally awarded as target awards at the beginning of the 3 years. The value of the target awards varies with the Company’s performance and the market prices of the stock. Performance for the years listed in the Summary Compensation Table was measured using the Company’s consolidated financial results and relative total shareholder return targets established for the LTAP by the Compensation Committee. The number of shares distributed at the end of the 3 years varies with the Company’s performance. Performance below threshold results in no award, performance above threshold but below target results in reduced awards and performance above target results in additional shares awarded up to a maximum established by the Compensation Committee. Awards vest only upon final payout and are valued at the market price on the date distributed following the end of the 3-year performance period. The Compensation Committee also had the authority to distribute cash awards in lieu of share awards.

Projected Long-Term Incentive Plan—Awards in 2003

	Awards Granted During Year		Estimated Future Payouts Under Non-Stock Price-Based Plan[1]
Named Executive[2]	Number of Shares, Units or Other Rights[3]	Performance Period Until Maturation or Payout	Threshold (#)	Target (#)	Maximum (#)
Eddy W. Hartenstein	48,280	2003-2005	19,320	48,280	84,490
Larry D. Hunter	27,000	2003-2005	10,800	27,000	47,250
Patrick T. Doyle	19,440	2003-2005	7,780	19,440	34,020

[1]	For purposes of projecting a named executive officer’s future payout, the target number of shares has been multiplied by the percentage established by the Compensation Committee, below which no awards will be paid (the threshold) and by the maximum percentage above which no additional shares would be paid (the maximum). The value of a named executive officer’s final payout will be determined by multiplying the final number of shares awarded based on the Company’s performance by the market price of shares of Common Stock at the date of distribution in early 2006.
[2]	Messrs. Shaw and Gaines and Ms. Austin no longer participate in the LTAP as their employment with the Company has ended. Payments made under the LTAP upon their departure are included in the Summary Compensation Table and footnotes thereto commencing on page 14. Mr. Carey did not participate in the LTAP.
[3]	The number set forth in this column for a named executive officer is the target number of shares of Common Stock for the LTAP, which is a 3-year performance share plan commencing on January 1, 2003 and ending on December 31, 2005. The target number of shares is calculated from a percentage of base salary specified by the Compensation Committee and the value of a share of Common Stock at grant, which was the average market price of shares of the GM Class H common stock in December 2002.

Pension Plans

The named executive officers are eligible for retirement benefits under the Company’s Non-Bargaining Retirement Plan and the Salaried Employees Excess Benefit Plan. These plans consist of a contributory benefit program available to employees hired prior to August 1, 1990, a final pay non-contributory benefit for employees hired after this date and a cash balance benefit (“Retirement Growth”) established in December 2001. The contributory benefit requires a 3% after-tax participant contribution and provides benefits based on one of three formulas (Career Average Formula, Minimum Benefit Formula and a Final Average Monthly Compensation Formula). The benefit received by the employee is based on the formula that provides the highest monthly benefit. The non-contributory benefit is a final average pay benefit using the highest 5 out of the last 10 years of covered compensation (generally, base salary plus bonus). The Retirement Growth provides company credits based on 4% of covered compensation. For purposes of this discussion, all employees participating in the non-contributory benefit receive the highest benefit from either the non-contributory or Retirement Growth programs. As permitted by the Employee Retirement Income Security Act of 1974, the Salaried Employees Excess Benefit Plan is a supplemental plan that pays benefits out of general funds for retirement benefits payable in excess of legislated compensation and benefit limits. Mr. Shaw participated and Mr. Hartenstein participates in the Contributory Benefit Program. Mr. Gaines participated and Messrs. Hunter and Doyle participate in the non-contributory/Retirement Growth benefit program.

The following tables set forth the annual benefit based on remuneration and years of service.

Contributory Benefit Program1

	Years of Service
Compensation	5	10	15	20	25	30	35
100,000	6,950	13,900	20,850	27,800	34,750	41,700	49,248
200,000	15,700	31,400	47,100	62,800	78,500	94,200	110,496
300,000	24,450	48,900	73,350	97,800	122,250	146,700	171,744
400,000	33,200	66,400	99,600	132,800	166,000	199,200	232,992
500,000	41,950	83,900	125,850	167,800	209,750	251,700	294,240
600,000	50,700	101,400	152,100	202,800	253,500	304,200	355,500
700,000	59,450	118,900	178,350	237,800	297,250	356,700	416,748
800,000	68,200	136,400	204,600	272,800	341,000	499,200	477,996
900,000	76,950	153,900	230,850	307,800	384,750	461,700	539,244
1,000,000	85,700	171,400	257,100	342,800	428,500	514,200	599,900
1,100,000	94,450	188,900	283,350	377,800	472,250	566,700	661,740
1,200,000	103,200	206,400	309,600	412,800	516,000	619,200	723,000

Non-Contributory/Retirement Growth Benefit Program2

	Years of Service
Compensation	5	10	15	20	25	30	35
100,000	5,310	10,620	15,930	21,240	26,550	31,860	37,170
200,000	12,810	25,620	38,430	51,240	64,050	76,860	89,670
300,000	20,310	40,620	60,930	81,240	101,550	121,860	142,170
400,000	27,810	55,620	83,430	111,240	139,050	166,860	194,670
500,000	35,310	70,620	105,930	141,240	176,550	211,860	247,170
600,000	42,810	85,620	128,430	171,240	214,050	256,860	299,670
700,000	50,310	100,620	150,930	201,240	251,550	301,860	352,170
800,000	57,810	115,620	173,430	231,240	289,050	346,860	404,670
900,000	65,310	130,620	195,930	261,240	326,550	391,860	457,170
1,000,000	72,810	145,620	218,430	291,240	364,050	436,860	509,670
1,100,000	80,310	160,620	240,930	321,240	401,550	481,860	562,170
1,200,000	87,810	175,620	263,430	351,240	439,050	526,860	614,670

[1]	Social Security offset estimated at $2,000 per month. Benefits calculated on a straight-line annuity basis payable at Normal Retirement Age (age 65).
[2]	Social Security offset for covered compensation estimated at $73,000 per year. Benefits calculated on a straight-line annuity basis payable as of Social Security Retirement Age (age 67) with ten or more years of service.

Years of Service as of December 31, 2003

The following table sets forth, as of December 31, 2003, the number of years of service (benefit accrual service) and the applicable covered compensation for pension benefit calculation purposes for each of the named executive officers.

Named Executive[1]	Years of Service	Covered Compensation
Eddy W. Hartenstein	13.0000	$1,067,827.80
Larry D. Hunter	9.3333	$602,061.36
Patrick T. Doyle	10.9167	$511,270.20

[1]	In accordance with the provisions of the Hughes Non-Bargaining Retirement Plan, each of Mr. Shaw, Ms. Austin and Mr. Gaines elected to receive a one-time lump-sum payment upon their separation from the Company. The gross amounts of the lump sum payments made were $7,305,134 for Mr. Shaw, $527,802 for Ms. Austin and $405,731 for Mr. Gaines. Mr. Carey did not participate in the Hughes Non-Bargaining Retirement Plan in 2003.

Agreements with Former Executive Officers

The Company had a change in control severance agreement with each of Mr. Shaw, Mr. Gaines and Ms. Austin. Those agreements were established when the Company was a wholly owned subsidiary of GM. The completion of the News Transactions was a change in control for purposes of these agreements and the cessation of employment of each of Mr. Shaw, Ms. Austin and Mr. Gaines triggered severance payments under their agreements.

The agreements provided for payment of severance calculated as a multiple of the then current base salary and bonus, continuation of employee group health, dental and vision plan benefits for a specified period of time, payment or reimbursement for outplacement services and accelerated vesting of unvested stock options. Under those agreements, Mr. Shaw received a severance payment of $6,483,132, Ms. Austin received a severance payment of $4,380,810 and Mr. Gaines received a severance payment of $1,974,136.

In the event an excise tax under Section 4999 of the Internal Revenue Code of 1986 as amended (the “Code”) is imposed on any payment pursuant to the agreement, the recipient will receive a gross-up payment such that, after taxes, the net remaining gross-up payment shall equal the excise tax.

The Company also maintains a retention plan in which Mr. Shaw, Ms. Austin and Mr. Gaines participated. The completion of the News Transactions was a qualified change in control for purposes of this plan. Ms. Austin received her entire payment of $7.2 million upon the completion of the News Transactions. Mr. Shaw received $3.6 million upon completion of the News Transactions and the remaining $3.6 million in January 2004. Mr. Gaines received $1.25 million upon completion of the News Transactions and $1.25 million when his employment with the Company ceased in 2004.

Agreements with Current Executive Officers

Employment Agreement with the Chief Executive Officer of the Company

The Company entered into the Employment Agreement described below with Chase Carey, the Company’s President and CEO, effective January 1, 2004, after review and approval of the terms and conditions of the agreement by the Company’s Compensation Committee and Board of Directors.

Term. The term of the agreement is from January 1, 2004 through December 31, 2007. Subject to continued service on specified boards, Mr. Carey has agreed to work full time for the Company during the term of his employment.

Base Salary. Mr. Carey receives a base salary of $2,000,000 per year, subject to annual cost of living adjustments.

Annual Cash Bonus. Mr. Carey is eligible to receive an annual performance bonus, payable in cash, commencing for the year ending December 31, 2004, of up to 150% of his base salary for the applicable year. The amount of this bonus will be determined annually by the Compensation Committee, in accordance with, and upon satisfaction of the standards contained in, the Company’s Executive Officer Cash Bonus Plan, subject to approval of that plan by the Company’s stockholders at the Annual Meeting.

Restricted Stock Units. Subject to approval of the Company’s 2004 Stock Plan by the stockholders, the Compensation Committee authorized the grant to Mr. Carey of 1,300,000 performance-based restricted stock units (“Units”). These Units will vest at the end of the four year term of his agreement, only to the extent that certain performance standards approved by the Compensation Committee are satisfied. Based on the degree of the satisfaction of these performance standards, an adjustment factor, which will be a number from 0 to 1 (the “Adjustment Factor”), will be calculated. The Adjustment Factor will be multiplied by the number of Units to determine the number of Units that vest. To fully satisfy these performance standards and achieve full vesting of the Units, the Company’s performance with respect to the relevant standards would exceed current analysts’ consensus with respect to such items on a combined basis. The Compensation Committee must certify the computation of the Adjustment Factor and if certain minimum criteria are not satisfied, none of the Units will vest. It is presently anticipated that this grant of Units will be the only equity-based grant to Mr. Carey (other than the option grant described below) during the four year term of his agreement.

Termination. If Mr. Carey’s employment terminates due to his death or disability, Mr. Carey (or his estate or beneficiaries) is entitled to: (a) base salary and pro-rated annual cash bonus through the date of termination; (b) the Units, vested 25% for each full or partial contract year, subject to downward adjustment based on the Adjustment Factor; and (c) exercise any stock options granted pursuant to the Stock Plan (including any unvested options) for up to 12 months after termination.

If Mr. Carey’s employment is terminated for cause (as defined in his agreement) or for reasons other than due to his death or disability or termination without cause, he is only entitled to base salary through the date of termination, and all Units are forfeited.

If Mr. Carey’s employment is terminated without cause (as defined in his employment agreement), he is entitled to (a) base salary through the term of his employment; (b) target bonus for the year in which his employment is terminated and for the succeeding year (unless the termination occurs after December 31, 2006); and (c) vesting of all the Units and the right to exercise options (including unvested options) for up to 12 months after termination.

Noncompetition and Confidentiality. Mr. Carey has agreed not to compete with the Company during the term of his employment and for 12 months thereafter. He has also agreed, during the term of his employment and for 18 months thereafter, not to induce or solicit any executive, professional or administrative employee of the Company or its affiliates to leave such employment. Further, Mr. Carey is required to maintain the confidentiality of certain information of the Company, and not to use such information except for the benefit of the Company.

Option Grants to the Chief Executive Officer of the Company

At the time of his employment by the Company, Mr. Carey had outstanding options to purchase an aggregate of 5,312,000 preferred limited voting ordinary shares of News Corporation at varying prices and for varying terms. In order to fully align his interests with the stockholders of the Company, Mr. Carey agreed to exercise or surrender all of these options, as described below. To effect this, Mr. Carey agreed to exercise a portion of the News Corporation options. Mr. Carey also agreed, with the approval of the Compensation Committee and the Board of Directors of the Company, to surrender certain of his News Corporation options and receive from the Company option grants which were substantially equivalent in vesting, expiration dates and other terms to the News Corporation options granted during or after September 1998 and with appropriate adjustments in share amounts and exercise prices, as determined in consultation with an independent consulting firm retained by the Compensation Committee. However, consistent with the proposed 2004 Stock Plan, the grant prices for the options for shares of Common Stock was not less than the fair market value of such stock on the grant date (March 16, 2004). The options granted by the Company to Mr. Carey, all of which are conditioned on the approval of the 2004 Stock Plan by the Company’s stockholders at the Annual Meeting, are as follows:

Number of Shares of Common Stock Subject to Option Grant	Expiration Date	Grant Price ($)	Vesting[1]
269,751	9/07/08	15.69	All vested
202,314	9/06/09	15.69	All vested
561,982	11/15/09	15.69	421,486 vested; 140,496 vest 11/04
561,982	5/01/10	23.41	421,486 vested; 140,496 vest 5/04
134,876	8/01/10	23.93	101,156 vested; 33,720 vest 8/04
146,115	8/30/11	18.50	73,057 vested; 36,529 vest on each of 8/04 and 8/05
6,744	10/9/12	15.69	All vested

[1]	These options will vest as described and become exercisable only if the Company’s 2004 Stock Plan is approved by the stockholders at the Annual Meeting.

Employment Agreement with the Chief Executive Officer of DIRECTV Holdings LLC

The Company entered into the Employment Agreement described below with Mitchell Stern, the President and CEO of DIRECTV Holdings LLC (“DIRECTV”), the Company’s principal operating subsidiary, effective January 1, 2004, after review of the terms and conditions of such agreement by the Compensation Committee and Board of Directors of the Company and with the authorization of such agreement by the Compensation Committee.

Term. The term of the agreement is from January 1, 2004 through December 31, 2007. Mr. Stern has agreed to work full time for DIRECTV during the term of his employment.

Base Salary. Mr. Stern receives a base salary $2,000,000 per year, subject to annual increases in the sole discretion of the Company.

Annual Cash Bonus. Mr. Stern is eligible to receive an annual performance bonus, payable in cash, commencing for the year ending December 31, 2004, with a target bonus of 100% of his base salary for the applicable year. The amount of this bonus will be determined annually based upon the recommendation of the Chief Executive Officer of the Company and subject to approval by the Compensation Committee, in accordance with, and upon satisfaction of the standards contained in, the Company’s Executive Officer Cash Bonus Plan, subject to approval of that plan by the Company’s stockholders at the Annual Meeting.

Restricted Stock Units. Subject to approval of the Company’s 2004 Stock Plan by the stockholders at the Annual Meeting, the Compensation Committee authorized the grant to Mr. Stern of 650,000 performance-based Units. These Units are subject to the same vesting criteria and performance standards as Mr. Carey’s performance-based Units, as described above. It is presently anticipated that this grant of Units will be the only equity-based grant to Mr. Stern during the four year term of his agreement.

Minimum Annual Payment. Pursuant to his agreement, Mr. Stern is guaranteed an average of not less than $5.0 million (“Minimum Payment”) in annual salary, cash bonus and stock compensation from the Units granted to him, valued at the date of the vesting of such Units, for each full year (pro-rated for a partial year) during the term of his agreement with DIRECTV. This guarantee may affect the deductibility to the Company, for income tax purposes, of a portion of the compensation paid to Mr. Stern.

Other Benefits. Mr. Stern’s pension and welfare benefits provided by the Company must, in the aggregate, be of no less value than those provided by his prior employer (News America Incorporated) at January 1, 2004, and if his employment is terminated for any reason other than cause, the Company is obligated to provide retiree medical benefits as if he had been employed through age 55. The Company has also agreed to pay reasonable transaction and relocation costs associated with his purchasing a residence in New York, consistent with the costs reimbursed by his prior employer.

Termination. If Mr. Stern’s employment terminates due to his death or disability, Mr. Stern (or his estate or beneficiaries) is entitled to: (a) base salary and pro-rated annual cash bonus through the date of termination; and (b) the Units, vested 25% for each full or partial contract year, subject to downward adjustment based on the Adjustment Factor. Also, in the event of disability, Mr. Stern is entitled to continue to participate in medical and other plans of the Company through the end of the term of his agreement.

If Mr. Stern’s employment is terminated for cause (as defined in his agreement) or for reasons other than his death or disability or termination without cause, he is only entitled to base salary and accrued vacation through the date of termination, and all Units are forfeited.

If Mr. Stern’s employment is terminated without cause (as defined in his agreement), he is entitled to the Minimum Payment for each year (pro-rated for a partial year) through the end of the term of his agreement, but in no event more than two times the Minimum Payment.

Noncompetition and Confidentiality. Mr. Stern has agreed not to compete with the Company during the term of his employment and for 12 months thereafter. He has also agreed, during the term of his employment and for two years thereafter, not to induce or solicit any executive, professional or administrative employee of the Company or its affiliates to leave such employment. Further, Mr. Stern is required to maintain the confidentiality of certain information of the Company, and not to use such information except for the benefit of the Company.

Other Employment Agreements with Named Executive Officers

The Company has also entered into employment agreements with each of Messrs. Hartenstein, Churchill, Pontual and Hunter, effective as of January 1, 2004, as authorized by the Company’s Compensation Committee. The material terms of these agreements are summarized below:

Term. The term of each agreement is from January 1, 2004 through December 31, 2006.

Base Salary. Base salaries for the executives are as follows: Mr. Hartenstein $1,000,000; Mr. Churchill $950,000; Mr. Pontual $700,000; Mr. Hunter $650,000.

Mr. Pontual’s base salary increases to $725,000 in the second year and $750,000 in the third year. Base salaries for the other named executives are subject to increase at the discretion of the Company.

Annual Cash Bonus. Each of these executive officers is eligible to receive an annual performance bonus, payable in cash, commencing for the year ending December 31, 2004, with a target bonus of a specified percentage of such officer’s base salary for the applicable year (100% for Messrs. Hartenstein and Churchill; 60% for Mr. Hunter; and 50% for Mr. Pontual). The actual amount of this bonus will be determined annually based upon the recommendation of the Chief Executive Officer of the Company and subject to approval by the Compensation Committee in accordance with, and upon satisfaction of the standards contained in, the Company’s Executive Officer Cash Bonus Plan, subject to approval of such plan by the Company’s stockholders at the Annual Meeting.

Restricted Stock Units. Subject to approval of the Company’s 2004 Stock Plan by the stockholders at the Annual Meeting, the Compensation Committee authorized the grant of performance-based Units to these executive officers. The number of Units awarded to each is determined annually, and the Units will vest three years after grant, subject (in the case of the initial grant) to the same performance standards (but determined over three years rather than four years) as the grants to Messrs. Carey and Stern. For the current year, the number of Units granted to each of these executive officers is as follows: Eddy Hartenstein—70,000 Units; Bruce Churchill—60,000 Units; Romulo Pontual—42,500 Units; Larry Hunter—42,500 Units.

Termination. If the executive’s employment terminates due to his death or disability, such executive (or his estate or beneficiaries) is entitled to: (a) base salary and pro-rated annual cash bonus through the date of termination; and (b) in the case of Messrs. Hartenstein and Hunter, payment of the remaining retention payment (described below under “Change of Control Agreements with Executive Officers”), if not previously paid.

If an executive’s employment is terminated for cause (as defined in his agreement) or for reasons other than death or disability or termination without cause, he is only entitled to base salary through the date of termination.

In the case of Mr. Churchill, if his employment is terminated without cause (as defined in his agreement), he is entitled to base salary and target bonus through the end of the term of his agreement. In the case of Mr. Pontual, if his employment is so terminated, he is entitled to base salary through the end of the term of his agreement and payment of his pro-rated target bonus for the year in which terminated. Messrs. Hartenstein and Hunter have certain separate retention and severance arrangements as described below under “Change of Control Agreements with Executive Officers”.

With respect to any unvested Units at the date of termination of employment of any of Messrs. Hartenstein, Churchill, Pontual and Hunter, the following provisions apply (unless other arrangements are approved by the Compensation Committee): (a) in the case of termination due to death or disability or without cause, Units will vest 33 1/3% for each full or partial contract year, subject to downward adjustment based on the Adjustment Factor; and (b) in the case of termination for cause or voluntary termination by the employee, all Units will be forfeited.

Noncompetition and Confidentiality. Each of Messrs. Churchill and Pontual has agreed not to compete with the Company during the Term and for 12 months thereafter. Each executive has agreed, during the term of his employment and for a specified period thereafter, not to induce or solicit any executive, professional or administrative employee of the Company or its affiliates to leave such employment. Further, each executive is required to maintain the confidentiality of certain information of the Company, and not to use such information except for the benefit of the Company.

Change of Control Agreements with Executive Officers

Except as described below, there are no compensatory plans or arrangements which would result in payments to the Company’s executive officers upon a change-in-control of the Company.

Each of Messrs. Hartenstein, Hunter and Doyle has a change-in-control severance agreement and is a participant in the Company’s retention plan. The News Transactions constituted a change-in-control under these severance agreements and the retention plan.

Under the severance agreements, no benefits are payable unless, during the three years following the change-in-control of the Company (i.e., until December 22, 2006), the applicable executive officer’s employment is terminated by the Company without cause or the executive terminates his employment for good reason (as defined in the agreements). The agreements provide for payment of severance calculated as a multiple of the greater of such person’s base salary and bonus for 2003, or such person’s then current base salary and bonus at the time of employment termination, continuation of employee group health, dental and vision plan benefits for a specified period of time, reimbursement for outplacement services and accelerated vesting of unvested stock options (except for the stock options granted June 22, 2001, whose vesting will continue in accordance with the vesting schedule) and payment of pro-rated LTAP awards through the date of termination. The multiple for Mr. Hartenstein is three times, for Mr. Hunter two times and for Mr. Doyle one and one-half times. If an excise tax under Code Section 4999 is imposed on any payment pursuant to the agreement, the executive officer shall receive a gross-up payment such that, after taxes, the net remaining gross-up payment shall equal the excise tax. Mr. Hartenstein is also eligible for an additional retirement benefit under the Hughes Salaried Employees Excess Benefit Plan as if he had satisfied the “Rule of 75”1 benefit under that plan.

Under the Company’s retention plan, 50% of the specified retention award was paid to each executive upon the completion of the News Transactions and the remaining 50% is to be paid not later than December 22, 2004 (i.e. 12 months after the completion of the News Transactions). Generally, the executive must be continuously employed through the 12-months date in order to receive the final 50% payment. If an executive is laid-off after the change-in-control but before the 12-months date or the executive terminates his or her employment for good reason during that period (as defined in the plan), the second payment will be made at the time of termination of employment. The remaining payments owed to the affected executive officers under the retention plan are as follows: Eddy Hartenstein—$3.6 million; Larry Hunter—$1.25 million; and Patrick Doyle—$1.0 million.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

IN COMPENSATION DECISIONS

Historically, all executive officer compensation decisions have been made by the Compensation Committee. Prior to the completion of the News Transactions, the Compensation Committee (which was called the Executive Compensation Committee) had five members: Eckhard Pfeiffer, James M. Cornelius, Bernee D. L. Strom, Peter A. Lund and Harry J. Pearce. Other than Mr. Pearce, the former members of the Compensation Committee were independent directors. Since December 22, 2003, the Compensation Committee has had three members: Peter A. Lund, Chair; Charles R. Lee; and John L. Thornton, all of whom are independent directors of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE DIRECTV GROUP, INC.

ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors administers the Company’s executive compensation programs. The Compensation Committee consists of three members of the Board, each of whom has been determined by the Board to be an “independent director” as defined in the Company’s Amended and Restated By-Laws and the applicable rules of the NYSE. The members of the Compensation Committee are Peter A. Lund, Chair, Charles R. Lee and John L. Thornton. Prior to the completion of the News Transactions, the Compensation Committee consisted of Eckhard Pfeiffer, Chairman, James M. Cornelius, Peter A. Lund, Harry J. Pearce and Bernee D.L. Strom, who were independent directors, with the exception of Mr. Pearce, a former executive of GM. Due to the timing of the News Transactions, Messrs. Thornton and Lee did not participate in any 2003 meeting, discussion or approval of the Compensation Committee.

Compensation Philosophy

The philosophy of the Compensation Committee is to provide executive compensation designed to enhance shareholder value. Consistent with this goal, the Compensation Committee insures that compensation plans: (i) link total compensation with business performance goals; (ii) are appropriate and competitive with the market; and (iii) comply with all applicable laws and regulatory requirements.

In making its decisions, the Compensation Committee reviews the nature and scope of the executive officer’s responsibilities as well as his or her effectiveness in supporting the Company’s long-term goals. The

[1]	Normal retirement date is age 65; however, the Hughes Salaried Employees Excess Benefit Plan provides for an early retirement subsidy as early as age 55 with 20 years of service (referred to as the “Rule of 75”).

Compensation Committee also considers the compensation practices of peer group major corporations, including those competing with the Company.

There are two primary types of compensation provided to the executive officers: (i) annual compensation, which includes base salary intended to provide a stable annual salary at a level consistent with individual contributions, and a potential annual performance bonus intended to link each officer’s compensation to the Company’s performance, and (ii) long-term compensation, which includes stock or other equity based compensation intended to encourage actions to maximize shareholder value over the long-term.

In determining the proper amount for each component, the Compensation Committee reviews the compensation paid for similar positions at other corporations within the peer group.

Annual Compensation

Base Salary. The Compensation Committee aims to position base salaries for the executive officers annually at levels that are consistent with market norms, with consideration of (i) the performance of the Company, (ii) individual performance of each executive and (iii) the executive’s scope of responsibility in relation to other officers and key executives within the Company. The Compensation Committee also considers the compensation practices of its peer group. Based upon these and other factors which it considers relevant, and in light of the Company’s overall long-term performance, the Compensation Committee has considered it appropriate, and in the best interests of the stockholders, to target base salary compensation at least at the median level of the peer group to enable the Company to continue to attract, retain and motivate the highest level of executive personnel. In selected cases, other factors may also be considered.

In late 2002, the Compensation Committee reviewed the base salaries of the executive officers subject to Section 16 of the Exchange Act. No increases for these executive officers had been approved in the preceding 19 months. The Compensation Committee determined that base salary increases were appropriate and these executive officers’ base salaries were increased for 2003.

Bonuses. The Company’s Annual Incentive Plan provided for the payment of cash bonuses based on the Company’s performance in relation to predetermined objectives and individual executive performance for the year then ended. For each fiscal year, the Compensation Committee established objectives related to the Company’s earnings, revenue, customer satisfaction and shareholder value.

When the Compensation Committee establishes annual performance targets, it also sets a threshold performance level that must be achieved before any awards can be paid. If this minimum level is not met, there will be no annual incentive payout. The Compensation Committee also sets a maximum annual incentive award fund that can be earned. The size of final awards depends on the actual level of performance achieved in comparison with the pre-established corporate and business unit objectives, as well as individual performance. Performance data may be adjusted to reflect the impact of unplanned or extraordinary events.

In 2003, the payment of annual incentive awards was tied to meeting specific levels of revenues, net income, cash supplied/required for operations and customer satisfaction. For 2003, the Compensation Committee reviewed the Company’s overall operating performance and determined that all of the targets had been exceeded. As a result, the Company’s final incentive award payout fund exceeded the target level, although it was below the maximum.

Long-Term Compensation

The Compensation Committee is committed to long-term incentive programs for executives that promote the long-term growth of the Company. The Compensation Committee believes that stock ownership and stock-based incentive awards are the best way to align the interests of the executive officers with those of the Company’s stockholders.

Equity Based Compensation. Historically, the Compensation Committee has granted to executive officers options to purchase shares of the Common Stock under the Company’s stock plan that was adopted when the Company was a wholly owned subsidiary of GM. While the various restructuring transactions involving the Company were pending, certain agreements and other factors precluded the grant of options. Therefore, no stock options were granted to executives in 2002 or 2003. In 2003, in lieu of stock options, the Compensation Committee approved awards of restricted stock units (that is, notional shares that are subject to forfeiture until vesting and delivery occurs) to a limited group of key employees. No awards of restricted stock units were made to any of the named executive officers in 2003.

Other Long Term Incentives. The Company also had a Long-Term Achievement Plan that awarded equity-based compensation to senior executives if three-year performance targets established by the Compensation Committee are achieved. The final number of shares or cash compensation received by the executives at the end of the performance period, if any, depends on the Company’s performance relative to those targets. Prior to 2004, the LTAP was initiated each January, resulting in three plans running concurrently. Beginning with the three-year LTAP commencing in 2001, payouts are determined based on the Total Shareholder Return (“TSR”) performance ranking (expressed as a percentile) of the Company’s stock as compared to the TSRs of companies that were selected by the Compensation Committee at the beginning of the three-year period. For the 2001-2003 LTAP, performance was above the threshold for a payout but below target and therefore, reduced awards were paid for the period ending fiscal year 2003. Although the target awards were denominated in the Company’s shares, the Compensation Committee determined that the 2001-2003 LTAP award would be paid in cash. Executives were granted target awards denominated in the Company’s shares for the 2003-2005 performance period, but no future target awards will be granted under this program going forward.

2004 Stock Plan and Executive Officer Cash Bonus Plan

Stockholders will be asked to approve a new equity compensation plan (the “2004 Plan”) and a new executive officer cash bonus plan (the “Bonus Plan”) for the Company at this year’s annual meeting. The Compensation Committee has retained independent outside advisors to review the proposed plans to assure that they are constructed in a way that will motivate and challenge management through the use of objective performance measures, align the interests of management with stockholder interests and offer compensation competitive with that offered by an industry peer group. Based on the report to the Compensation Committee by our independent advisor and our consideration of the elements of the proposed plans, we have concluded that the objectives of the 2004 Plan and Bonus Plan are consistent with the compensation philosophy of the Compensation Committee.

A detailed overview of each of the proposed 2004 Plan and Bonus Plan is provided on pages 33-42 in this proxy statement.

Retention Awards

In 2001, because of the proposed restructuring of the Company and the need to retain key employees during that process, the Compensation Committee approved a retention program for key executives. In 2003, the Compensation Committee reviewed the program and approved a limited number of executives to be added to the program and a smaller number of increases in the awards to other executives to reflect significant promotions and increases in responsibility that had occurred since the original grant. Among the executives approved for increases were Messrs. Gaines, Hunter and Doyle. The first payment under this retention program occurred at the close of the News Transactions; the second and final payment is payable one year later and only if the executive remains employed by the Company. Executives whose employment ceases other than due to termination for cause or resignation without good reason before the second payment receive that payment upon their termination of employment.

Compensation of Chief Executive Officer

For much of 2003, the Company was involved in restructuring transactions which created significant challenges for the Company’s management and employees. Mr. Shaw’s compensation, in part, reflected this. The base salary paid to Mr. Shaw was consistent with the guidelines outlined above. His bonus reflected the Compensation Committee’s assessment of both his individual performance and the performance of the Company against the established criteria. Mr. Shaw received no option grants in 2003 and Mr. Shaw’s LTAP compensation was consistent with the performance of the Company against the plan targets.

Mr. Shaw also received other compensation including substantial amounts related to the successful completion of the split-off of the Company from GM and related transactions and the termination of Mr. Shaw’s employment. The Summary Compensation Table provided in the proxy statement of the Company includes additional information regarding the other compensation and benefits paid to Mr. Shaw.

Effective December 22, 2003, Chase Carey was elected President and Chief Executive Officer, replacing Mr. Shaw. For the balance of 2003, Mr. Carey received no compensation from the Company. The Board has established Mr. Carey’s compensation package for 2004, which is reflected in an employment agreement with Mr. Carey effective January 1, 2004. That agreement is summarized beginning on page 18 of this proxy statement.

Internal Revenue Code Section 162(m)

The Compensation Committee also considers the potential impact of Section 162(m) of the Code. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the other four highest compensated senior executive officers, other than compensation that is performance-based under a plan that is approved by the stockholders of the Company and that meets certain other technical requirements. Based on these requirements, the Compensation Committee has determined that Section 162(m) will not prevent the Company from receiving a tax deduction for any of the compensation paid to executive officers during 2003.

While the Compensation Committee designs certain components of executive compensation to preserve deductibility, it believes that shareholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee has from time to time approved, and may in the future approve, compensation arrangements for certain officers that are not fully deductible. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Submitted on March 31, 2004 by the members of the Compensation Committee of the Company’s Board of Directors.

Compensation Committee

Peter A. Lund, Chair

Charles R. Lee                    John L. Thornton

PERFORMANCE PRESENTATION

The following graph compares five-year cumulative return to stockholders for the Company against the S&P 500 Composite Stock Price Index (the “S&P 500 Index”) and industry peer group companies (“Industry Peer Group”). The performance of the Company includes the historic performance of GM Class H common stock, which was listed on the NYSE under the ticker symbol “GMH”. The GM Class H common stock was a tracking stock intended to reflect the financial performance of the Company prior to its split-off from GM. For the period from December 31, 1998 through December 22, 2003, the table below reflects the performance of the GM Class H common stock, and for the period from December 23, 2003 through December 31, 2003, the table reflects the performance of Hughes Electronics Corporation common stock. The Company’s Common Stock traded under the ticker symbol “HS” during that period. On March 16, 2004, Hughes Electronics Corporation changed its name to The DIRECTV Group, Inc. and its ticker symbol was changed to “DTV”.

The comparison with the Industry Peer Group, which includes Comcast Corporation, Cox Communications, EchoStar Communications Corporation, Cablevision NY Group and Time Warner Inc., was developed to complete the analysis. The comparison assumes $100 invested in the Company, the S&P 500 Index, and the Industry Peer Group on December 31, 1998, and reflects dividend reinvestment and annual weighting of the industry peer indices by individual company market capitalization. Although the companies in the industry peer indices were selected because of similar industry characteristics, they are not entirely representative of the Company’s business.

COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

THE DIRECTV GROUP, INC., S&P 500 INDEX AND INDUSTRY PEER GROUP

Date	The DIRECTV Group, Inc.	S&P 500	Industry Peer Group
1998	100	100	100
1999	242	121	192
2000	174	110	124
2001	117	97	113
2002	81	76	67
2003	125	97	116

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships Between the Company or its Subsidiaries and The News Corporation Limited and its Subsidiaries

Fox Entertainment owns 34% of the outstanding Common Stock of the Company. News Corporation owns approximately 82% of Fox Entertainment and beneficially owns Fox Entertainment’s 34% interest in the Company. Consequently, transactions between the Company and its subsidiaries and News Corporation and its subsidiaries may be deemed to be related party transactions. Prior to the close of the News Transactions, News Corporation and its subsidiaries were engaged in a broad range of relationships with the Company and its subsidiaries. To the extent that those relationships were documented in agreements executed prior to the close of the News Transactions and continue, the Company believes that the terms and conditions of all such arrangements were negotiated as arm’s length transactions with an unaffiliated entity and are fair and reasonable. These relationships are described more generally below.

As part of the News Transactions, the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company were amended to, among other things, provide that the Audit Committee shall have the sole authority to review, consider and pass upon any “related party transaction” as determined by the Audit Committee pursuant to the Amended and Restated By-Laws and reflected in policies and procedures adopted by the Audit Committee in January 2004. The process for this review is discussed in the Audit Committee Charter which is attached as Annex A to this proxy statement. Following the close of the News Transactions, certain matters involving News Corporation or its subsidiaries have been considered by the Audit Committee.

DIRECTV U.S. and DIRECTV Latin America

Programming: DIRECTV U.S. and DIRECTV Latin America purchase programming created or owned by subsidiaries of News Corporation. DIRECTV U.S. has programming agreements with Fox Entertainment for Fox News Channel, Fox Sports Networks, FX Networks and others. DIRECTV U.S. also has an agreement with TV Guide Networks, Inc. pursuant to which DIRECTV U.S. licenses the rights to distribute the TV Guide Channel to its subscribers. Similarly, DIRECTV Latin America obtains programming from News Corporation affiliates. Three channels (Fox Sports World Español, Fox Sports Mexico Distribution and Speed Channel) are licensed from News Corporation subsidiaries. News Corporation owns approximately 30% in LAPTV, which provides a fourth channel.

Middleware: DIRECTV U.S. has a license agreement with NDS to provide customized middleware platform for DIRECTV U.S. set top boxes which permits the delivery of a simplified, more consistent on-screen user interface as well as to support the deployment of new interactive services. News Corporation owns approximately 77.8% of NDS’ outstanding share capital.

Interactive Program Guides: DIRECTV U.S. has license and distribution agreements with Gemstar-TV Guide Interactive, Inc., providing DIRECTV U.S. with rights to utilize Gemstar-TV Guide’s intellectual property and technology, as well as its TV Guide brand, in interactive program guides across the DIRECTV U.S. subscriber base. News Corporation owns approximately 42.9% of Gemstar-TV Guide’s common stock.

NDS Conditional Access Agreement: NDS has provided conditional access services to DIRECTV U.S. and to DIRECTV Latin America, including design, manufacture and distribution of the smart cards used to encrypt the DIRECTV service. NDS also operates the conditional access centers and provides signal security services for DIRECTV Latin America.

After review and approval by the Audit Committee, DIRECTV U.S. and NDS entered into a six year agreement effective March 1, 2004 for the provision of conditional access products and services, including smart cards, a key component of the access security system in set top boxes. NDS will be the exclusive provider of smart cards and conditional access services for DIRECTV U.S., and will be responsible for developing new smart cards for introduction periodically during the term of the agreement. The contract can be extended for two additional one year periods at the sole discretion of DIRECTV U.S.

Interactive: NDS also provides some development tools that are used to create interactive applications for DIRECTV Latin America. Visionik, which was acquired in 2003 by NDS, provides interactive games used in the DIRECTV Latin America interactive television service.

Ad Sales: Twentieth Television places and manages ad sales for DIRECTV U.S.

Hughes Network Systems, Inc.

Conditional Access: Hughes Network Systems, Inc. (“HNS”) has an agreement with NDS under which NDS supplies to HNS conditional access modules which are part of the signal security system and are incorporated into set-top boxes manufactured by HNS.

Network Services: An Indian subsidiary of HNS provides voice, data and video network support for the Star News Channel, a wholly owned subsidiary of News Corporation.

PanAmSat Corporation

Signal Transport: PanAmSat is party to agreements with News Corporation and certain of its affiliates pursuant to which PanAmSat provides satellite capacity and other related services.

In January 2004, PanAmSat signed a multi-year, multi-satellite contract making News Corporation and its affiliates one of PanAmSat’s top five global customers. PanAmSat believes that the terms of this agreement are fair and reasonable and are not materially different from those that would have been negotiated on an arm’s-length basis with an unaffiliated third party. Under the terms of the agreement, Fox Entertainment will consolidate its entire suite of U.S. cable and broadcast programming onto PanAmSat’s satellite fleet for 15 years.

The DIRECTV Group

Obligations and Rights Arising out of the News Transactions: As part of the News Transactions, the Company is party to several agreements with News Corporation and with GM. Among other things, under the transaction agreements, each of GM, News Corporation and the Company provides limited indemnification for certain claims that could arise from the completion of the News Transactions. The Company also indemnifies GM with regard to certain tax liabilities associated with the News Transactions should the Company take any actions that result in adverse tax consequences for GM. There are also agreements between the Company and News Corporation regarding certain employment matters. These matters are discussed in more detail in our Registration Statement on Form S-4 that was filed with the SEC in connection with the News Transactions. The Company believes that all of these various agreements were entered into on an arm’s-length basis and that the terms and conditions are fair to the Company.

Relationships Between the Company and Certain Other Parties

Investment Banking Services by Goldman, Sachs & Co.: In connection with the News Transactions, Goldman, Sachs & Co. provided investment banking services to the Company and was paid fees in connection with those services upon the close of the News Transactions. During 2003, Mr. Thornton was an executive officer of Goldman, Sachs although he had resigned his position prior to the date he was appointed a Director of the Company upon the close of the News Transactions. Mr. Thornton had no direct involvement in the services provided by Goldman, Sachs to the Company.

Set Top Box Manufacturing: Thomson is the manufacturer of a significant number of set top boxes for DIRECTV. Mr. Hartenstein serves as a member of the Board of Directors of Thomson.

Hallmark Channel: DIRECTV U.S. is party to an agreement with Crown Media United States, LLC (“Crown Media”) dated as of August 20, 2001, whereby DIRECTV U.S. obtained stock in Crown Media and the right to have one observer attend meetings of the Crown Media board of directors. The stock was given as partial consideration for carriage by DIRECTV U.S. of Crown Media’s Hallmark channel. Mr. Lund, a Director of the Company since 2000, is also a director and member of the audit committee of Crown Media.

Registration Rights Agreement: In June 2000 and March 2003, GM contributed shares of GM Class H common stock to certain of its employee benefit plans (“GM Benefit Plans”). GM also entered into a registration rights agreement with the GM Benefit Plans that provided the plans with registration rights with respect to those shares. As part of the News Transactions, those shares were exchanged for shares of Common Stock and the Company succeeded to most of the rights and obligations of GM under the registration rights agreement. As of March 31, 2004, these GM Benefit Plans held approximately 273 million shares of Common Stock.

The registration rights agreement provides, among other things, that the GM Benefit Plans together have the right to engage in limited registered or unregistered underwritten public offerings or negotiated transfers of their shares of Common Stock for the duration of the agreement. This right is subject to the right of the Company to postpone the filing or effectiveness of any registration or the making of negotiated transfers at any time that the Company determines that such action would interfere with any proposal or plan by the Company to engage in any material transaction or would require the Company to make a public disclosure of material information which was previously non-public. The registration rights agreement also provides that the GM Benefit Plans are prohibited from making a negotiated transfer of Common Stock to certain persons who are or who as a result of the transfer would become holders of more than 5% of the Common Stock or in blocks of more than 2% of the then outstanding Common Stock.

In addition, the GM Benefit Plans are subject to an agreement that, in general, prohibits them from transferring their shares of Common Stock until December 22, 2004.

Interests of Directors and Executive Officers in 2004 Plan and Bonus Plan

Chase Carey, Eddy W. Hartenstein, Larry D. Hunter and Patrick T. Doyle are all currently executive officers of the Company and were during some or all of 2003. In addition, Messrs. Carey and Hartenstein are members of the Board of Directors of the Company. Each of them will personally benefit as executive officers of the Company if the stockholders approve the 2004 Plan and the Bonus Plan as requested in Proposal 2 and Proposal 3 of this proxy statement. In addition, the 2004 Plan provides for the issuance of equity compensation to members of the Board of Directors. Each member of the Board of Directors (other than Messrs. Murdoch, Chernin and DeVoe) will personally benefit if the stockholders approve the 2004 Plan.

AUDIT COMMITTEE REPORT

The Audit Committee of The DIRECTV Group, Inc. Board of Directors (the “Audit Committee”) is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are J. M. Cornelius (Chair), R. F. Boyd, Jr. and P. A. Lund. The Audit Committee recommends to the Board of Directors the selection of the Company’s independent auditors.

Management is responsible for internal control, disclosure controls and procedures and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

/s/    J. M. CORNELIUS, Chair

/s/    P. A. LUND

/s/    R. F. BOYD, JR.

FEES PAID TO OUTSIDE AUDITORS

For the years ended December 31, 2003 and 2002, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) which includes Deloitte Consulting.

Audit and audit-related fees aggregated $4,664,000 and $4,308,000 for the years ended December 31, 2003 and 2002, respectively and were composed of the following:

Audit Fees

The aggregate fees billed for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2003 and 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $3,389,000 and $3,632,000 respectively.

Audit-Related Fees

The aggregate fees billed for Audit-Related services for the fiscal years ended December 31, 2003 and 2002 were $1,275,000 and $676,000 respectively. These fees relate to audits of the benefit plans of the Company and PanAmSat, accounting research and consultation on the DIRECTV Latin America restructuring and U.S. GAAP issues, and due diligence and consultation on certain merger issues conducted in both 2002 and 2003.

Tax Fees

The aggregate fees billed for tax services for the fiscal years ended December 31, 2003 and 2002 were $1,156,000 and $1,539,000 respectively. These fees relate to tax consultations and services related to domestic and foreign office compliance in both 2002 and 2003.

All Other Fees

The aggregate fees for services not included above were $481,000 and $67,057,000 respectively, for the fiscal years ended December 31, 2003 and 2002. All of these fees were billed by Deloitte Consulting. These fees relate to health plan provider services in both 2002 and 2003 and to $66,648,000 paid in the fiscal year ended 2002 for the implementation of DIRECTV’s customer relationship management system.

The Audit Committee is directly responsible for reviewing and approving, prior to commencement of work, the proposed scope of work and the proposed fee for any and all future engagements of the outside auditors, including the annual audit of each fiscal year.

PROPOSAL 2

APPROVAL OF THE 2004 STOCK PLAN

At the Annual Meeting, stockholders will be asked to approve The DIRECTV Group, Inc. 2004 Stock Plan (the “2004 Plan”), which was approved by the Compensation Committee on March 15, 2004, and adopted by the Board of Directors on March 16, 2004, subject to stockholder approval.

Until December 22, 2003, the Company maintained the Hughes Electronics Corporation Compensation Plan for Non-Employee Directors (the “Directors’ Plan”), under which the Board or the Nominating Committee could have directed that compensation to non-employee directors be paid in the form of stock options to purchase GM Class H common stock. During 2003, no options to purchase shares of GM Class H common stock or Common Stock were granted to non-employee directors of the Company under the Directors’ Plan.

Until December 22, 2003, the Company maintained the Hughes Electronics Corporation Incentive Plan (the “Prior Plan”). During 2003, no stock options were granted under the Prior Plan and approximately 3.6 million restricted stock units were granted under the Prior Plan. The Prior Plan’s termination on December 22, 2003 does not affect the outstanding awards previously granted under the Prior Plan.

Section 162(m) of the Internal Revenue Code generally provides that the Company may not take a federal income tax deduction for compensation in excess of $1,000,000 paid to certain executive officers in any one year. Certain performance-based compensation is exempt from the Section 162(m) limit. That is, Section 162(m) does not preclude the Company from taking a federal income tax deduction for certain qualifying performance-based compensation paid to an executive officer in a year even if that compensation exceeds $1,000,000. The stock options and stock appreciation rights awards that would be granted under the 2004 Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m). In addition, the 2004 Plan would authorize performance-based bonus awards that would give the Company flexibility to structure stock-based bonus opportunities as performance-based compensation within the meaning of Section 162(m).

The principal terms of the 2004 Plan are summarized below. The summary is qualified in its entirety by the full text of the 2004 Plan, which is attached to this proxy statement as Annex B. Capitalized terms not otherwise defined herein have the meanings given to them in the 2004 Plan.

Summary Description of the 2004 Plan

Purpose. The purposes of the 2004 Plan are to promote the success of the Company and its subsidiaries and to increase shareholder value by providing an additional means through the grant of stock-based incentives to attract, retain, motivate and reward selected employees (including employees who are officers) and directors of, and certain consultants and advisors to, the Company, its subsidiaries and related entities.

Administration. The 2004 Plan provides that it will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee has broad authority under the 2004 Plan with respect to Awards granted to eligible persons, which generally includes the authority:

•	to select the Participants and the types of Awards they may receive;

•	to determine the number of shares that are subject to Awards and the specific terms and conditions of Awards, including the price (if any) to be paid for the shares and/or the Awards and any vesting criteria;

•	to cancel, modify or waive the Company’s rights with respect to, or modify, discontinue, suspend or terminate, any or all outstanding Awards, subject to any required consents;

•	subject to other provisions of the 2004 Plan, to accelerate or extend the exercisability or extend the term of any or all outstanding Awards within the maximum term;

•	subject to other provisions of the 2004 Plan, to make certain adjustments to outstanding Awards and to authorize the conversion, succession or substitution of an Award; and

•	to approve the forms of Award Agreements and construe and interpret the 2004 Plan and make all other determinations necessary or advisable for the administration of the 2004 Plan.

Notwithstanding this authority, without prior stockholder approval, the Company will not reduce the grant or purchase price of any option or stock appreciation right (“SAR”) granted under the 2004 Plan (i.e. “Reprice”) by amendment, substitution, cancellation and regrant or other means, other than as a result of antidilution or other adjustments under the 2004 Plan incident to certain events such as a stock split, recapitalization, reorganization or similar transaction affecting the underlying securities.

Pursuant to the terms of the 2004 Plan, the Compensation Committee has established a Special 2004 Stock Plan Committee and appointed the Company’s Chief Executive Officer as the sole member of that committee. The Compensation Committee has delegated to the Special 2004 Stock Plan Committee the authority to grant awards covering up to 3 million shares during 2004 pursuant to Compensation Committee-approved guidelines, to persons eligible to participate in the 2004 Plan other than elected officers and any persons expected to be subject to Section 162(m) of the Internal Revenue Code.

Eligibility. Persons eligible to receive Awards under the 2004 Plan include all employees (including employees who are elected officers) and directors of, and certain consultants or advisors to, the Company or its subsidiaries (“Eligible Persons”).

As of March 31, 2004, approximately 500 officers and employees of the Company and its Subsidiaries (including all of the named executive officers) and all non-employee directors were considered to be within the group of Eligible Persons who could receive Awards under the 2004 Plan, subject to the Compensation Committee’s discretion to determine the particular individuals who, from time to time, will be selected to receive Awards.

Shares Available for Awards. The aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the 2004 Plan is the sum of (1) 21,000,000 and (2) the number of shares subject to awards outstanding under the Prior Plan on December 22, 2003, that are forfeited, expire, are cancelled without delivery of shares of Common Stock or otherwise result in a return of such shares of Common Stock to the Company. As of December 22, 2003, there were 96,441,965 shares subject to awards outstanding under the Prior Plan. The following additional share limits are contained in the 2004 Plan:

•	The maximum number of shares that may be issued pursuant to Awards granted to non-employee directors during any calendar year is 5,000.

•	The maximum number of shares that may be issued pursuant to Options and SARs granted to any individual (other than nonemployee directors) during any calendar year is 4 million.

Shares subject to Awards that expire or are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2004 Plan will again become available for regrant and award purposes under the 2004 Plan to the extent permitted by law. In instances where a stock appreciation right or other Award granted under the 2004 Plan is settled in cash or a form other than shares, the shares that would have been issued had there been no cash or other settlement will not be counted against the share limits of the 2004 Plan for purposes of determining the number of shares that remain available for issuance under the 2004 Plan. Dividends and dividend equivalents that are paid in cash in conjunction with outstanding Awards will not be counted against the shares available for issuance under the 2004 Plan. In addition, the 2004 Plan generally provides that shares issued in connection with Awards that are granted by or become obligations of the Company through the assumption or conversion of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2004 Plan.

Types of Awards. The 2004 Plan authorizes the grant of stock options, SARs, restricted stock, stock units (including restricted stock units (“RSUs”)), stock bonuses, Performance-Based Awards (described below) and dividend equivalent rights (“DERs”).

Except as may be provided in an applicable Award Terms and Conditions, generally speaking, no option or SAR granted under the 2004 Plan may be exercisable or may vest until at least six months after the Award Date. In general, an option or SAR will expire, or other award will vest, not more than 10 years after the date of grant, subject to deferral opportunities that may be provided to Participants. The Compensation Committee may authorize settlement of Awards in cash or shares or other awards, subject to preexisting rights of Participants evidenced by an Award Agreement.

The Compensation Committee in making or amending an Award may determine the effect of termination of service (including retirement) on the rights and benefits under Awards and in doing so may make distinctions based upon the cause of termination or other factors.

The 2004 Plan permits Participants to pay the grant price of an option or the cash purchase price (if any) of any shares in one or a combination of the following methods: (1) in cash, (2) if permitted by the Compensation Committee, by notice and third party payment, or (3) by the delivery of shares of Common Stock already owned by the Participant. Shares may also be issued solely for services or other rights or property. The 2004 Plan does not permit loans to Participants to finance Awards or stock purchases.

Transfer Restrictions. Subject to customary exceptions, rights and benefits under Awards under the 2004 Plan are not transferable by the recipient other than by will or the laws of descent and distribution, and are generally only exercisable by the Participant (or, if the Participant has suffered a disability, his or her legal representative).

Stock Options. An option is the right to purchase shares of Common Stock at a future date at a specified price (the “grant price”) during a specified term not to exceed 10 years. The Compensation Committee may grant one or more options to any Eligible Person.

The grant price of any options granted to Eligible Persons under the 2004 Plan is determined by the Compensation Committee at the time of the grant and must be at least 100% (110% in the case of an incentive stock option (“ISO”) granted to a Participant who owns or is deemed to own more than 10% of the total combined voting power of all classes of stock of the Company) of the Fair Market Value of the Common Stock on the date of grant. The Compensation Committee may grant ISOs or nonqualified stock options under the 2004 Plan. ISOs have more restrictive eligibility criteria and are taxed differently from nonqualified stock options, as described under “Federal Income Taxes Consequences” below. ISOs are also subject to more restrictive terms and are limited in amount by the Internal Revenue Code of 1986, as amended (the “Code”) and the 2004 Plan.

Stock Appreciation Rights. In its discretion, the Compensation Committee may grant a SAR concurrently with or after the grant of an option, and with reference to all or a portion of the shares covered by such options, or on a stand-alone basis. A SAR granted in connection with an option is typically the right to receive payment of an amount equal to the excess of the Fair Market Value of Common Stock on the date the SAR is exercised over the grant price of the related option (the “spread value”). The base price of a stand-alone SAR must be at least the Fair Market Value of the Common Stock on the grant date. A SAR granted in connection with an option is only exercisable if and to the extent that the related option is exercisable. Upon exercise of a SAR, the holder receives the spread value in shares of Common Stock (valued at Fair Market Value at date of exercise), in cash, or in a combination of Common Stock and cash.

Restricted Stock. A restricted stock award is an award typically for a fixed number of shares of Common Stock, which is subject to vesting or other restrictions. The Compensation Committee must specify the price, if any, or services the recipient must provide for the shares of restricted stock, the conditions on vesting (which may include, among others, the passage of time or specified performance objectives or both) and any other restrictions (for example, restrictions on transfer) imposed on the shares. Unless the Compensation Committee otherwise provides in an Award Terms and Conditions, a restricted stock award confers voting and dividend rights prior to vesting.

Stock Units. A stock unit, including an RSU, represents a bookkeeping entry that serves as a unit of measurement relative to a share of Common Stock for purposes of determining the payment, in shares or cash, of a deferred benefit or right. Stock units may be granted for services rendered, in lieu of other compensation, or in lieu of, in exchange for or in addition to any other Award under the 2004 Plan. The Compensation Committee will specify the terms relating to the stock units and, in the case of RSUs, the conditions on vesting and any other restrictions imposed on the units, in making the Award. The stock units do not confer voting rights but may provide for dividend equivalent rights as determined by the Compensation Committee.

Performance-Based Awards. The Compensation Committee may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2004 Plan (including options and stock appreciation rights, which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, restricted stock units, other rights or cash bonus opportunities.

The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the achievement of specific, pre-established performance goals related to one or more business criteria approved by the Compensation Committee. The performance goals must be established by the Compensation Committee in advance of applicable deadlines under the Code and while the performance relating to the goals remains substantially uncertain. The performance goals may be established based on one or a combination of the following business criteria: Average Revenue Per User, Cash Flow, Churn, Earnings Per Share, Net Income, Net Subscriber Growth, Operating Profit Before Depreciation and Amortization, Profit Margin, Return on Assets, Return on Equity, Return on Net Assets, Revenues, Stock Appreciation, Subscriber Acquisition Costs, Subscriber Growth, Total Revenue Growth and Total Stockholder Return.

The business criteria may be applied based on the performance of the Company (including its Subsidiaries) on a consolidated, Subsidiary, segment, division, region or property basis. The performance measurement period with respect to an Award may be from one to five years. Performance goals will be adjusted to reflect certain changes, including reorganizations, liquidations and capitalization and accounting changes, to the extent permitted by Section 162(m) of the Code, unless the Compensation Committee provides otherwise at the time of establishing the targets.

Performance-Based Awards may be stock-based and are payable in stock only or in cash or stock. Before any Performance-Based Award is paid, the Compensation Committee must certify that the performance goals have been satisfied. The Compensation Committee will have discretion to determine the performance goals and restrictions or other limitations of the individual awards and may reserve “negative” discretion to reduce payments below maximum award limits. The maximum number of shares of Common Stock that may be delivered pursuant to all stock-related Awards to any Participant under the 2004 Plan in any calendar year may not exceed 4 million shares (subject to standard anti-dilution adjustments).

Stock Bonuses. A stock bonus typically represents a bonus in shares for services rendered (in excess of cash payment for the shares, if any). The Compensation Committee may grant stock bonuses to reward continued services, contributions or achievements or in connection with the deferral of compensation, in such manner and on such terms and conditions (including any restrictions on the shares) as the Compensation Committee may determine from time to time.

Dividend Equivalent Rights. The 2004 Plan authorizes stock-based Awards, including options, to be granted with or without DERs. DERs are amounts payable in cash or stock (or additional stock units that may be paid in stock or cash) equal to the amount of dividends that would have been paid on shares had the shares been outstanding from the date the stock-based Award was granted. DER accounts also typically earn additional DERs. The Compensation Committee, at the time of grant, determines the time and conditions of payment and may limit amounts payable as DERs. The number of shares or units credited as DERs is based on the fair market value of the shares relative to the dollar amount of the dividend.

Deferred Payments. The 2004 Plan authorizes the Compensation Committee to permit the deferred payment of Awards. The Compensation Committee may determine the form and timing of payment, vesting and other terms applicable to deferrals.

Adjustments; Acceleration. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2004 Plan and any outstanding stock-based Awards, as well as the exercise or purchase prices of Awards, and performance targets under certain types of performance-based awards (e.g., a SAR) are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders. In certain circumstances, Awards that have been fully accelerated and that have not been exercised prior to the occurrence of certain events will terminate unless provision has been made for their survival, exchange, substitution, exchange or other settlement.

No Limit on Other Plans or Agreements. The 2004 Plan does not limit the authority of the Board of Directors or the Compensation Committee to grant Awards or authorize any other compensation, with or without reference to the Company’s Common Stock, under any other plan or authority.

Termination of or Changes to the 2004 Plan. The Compensation Committee may terminate, suspend, modify or amend the 2004 Plan at any time. Stockholder approval for an amendment will be obtained if required under the 2004 Plan (including as to a Repricing), or under Sections 162(m), 422 or 424 of the Code, by other applicable law or rules of the New York Stock Exchange, or if deemed necessary or advisable by the Board of Directors. Unless terminated earlier by the Board of Directors, the authority to grant new Awards under the 2004 Plan will terminate on March 15, 2014. The applicable provisions of the 2004 Plan and the Compensation Committee’s authority will continue with respect to any Awards then outstanding. Generally speaking, outstanding options and other Awards may be amended by the Compensation Committee (except as to Repricing) but the consent of the holder is required if the amendment (or any plan amendment) materially adversely affects the holder.

Securities Underlying Awards. The closing price of a share of Common Stock as of March 31, 2004 was $15.38 per share. If the 2004 Plan is approved by stockholders, the Company plans to register 21,000,000 shares of Common Stock for issuance under the 2004 Plan under the Securities Act of 1933, as amended.

Federal Income Tax Consequences of Options Under the 2004 Plan

The U.S. federal income tax consequences of the 2004 Plan under current federal law, which is subject to change, are summarized in the following discussion.

With respect to nonqualified stock options, the Company is generally entitled to deduct and the Participant recognizes taxable income in an amount equal to the difference between the option grant price and the Fair Market Value of the shares at the time of exercise. The Participant will be entitled to long-term capital gain treatment on any further gain or loss (provided the Participant holds the shares for at least one year after exercise). With respect to ISOs, the Company is generally not entitled to a deduction nor does the Participant recognize income at the time of exercise or (provided that the Participant holds the shares at least two years after grant and one year after exercise) at any later time. Rather, the Participant receives capital gains treatment on the difference between his or her basis and the ultimate sales price. The Participant exercising an ISO may, however, be subject to the federal alternative minimum tax.

The current federal income tax consequences of other Awards authorized under the 2004 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; restricted stock results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (although employees may elect earlier taxation and convert future gains to capital gains); restricted stock units, bonuses and share awards are generally subject to tax at the time of payment; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed to the individual when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the Participant recognizes income.

Compensation to certain executive officers attributable to Awards that are not “performance-based” within the meaning of Section 162(m) of the Code may not be deductible to the extent that aggregate non-performance-based compensation to such officers exceeds $1,000,000 in any tax year.

NEW PLAN BENEFITS—2004 Plan

The following table provides summary information regarding proposed grants under the 2004 Plan, subject to stockholder approval at the Annual Meeting. Except in the case of Messrs. Carey and Stern, the actual amount of grants are determined annually upon recommendation of the Company’s Chief Executive Officer and subject to approval by the Compensation Committee. In the case of Messrs. Carey and Stern, it is presently anticipated that the specified grants will be the only equity-based awards granted to either of them during the four-year term of their respective employment agreements.

	The DIRECTV Group, Inc. 2004 Stock Plan[1]
Name and Position	Number of Restricted Stock Units	Number of Options
Chase Carey, President and Chief Executive Officer	1,300,000[2]	1,883,764
Mitchell Stern, President and Chief Executive Officer of DIRECTV Holdings LLC	650,000[2]	0
Eddy W. Hartenstein, Vice Chairman	70,000[3]	0
Bruce Churchill, Executive Vice President and Chief Financial Officer	60,000[3]	0
Romulo Pontual, Executive Vice President and Chief Technology Officer	42,500[3]	0
Larry D. Hunter, Executive Vice President, General Counsel and Secretary	42,500[3]	0
Executive Group	2,165,000	0
Non-Executive Director Group	12,000[4]	0
Non-Executive Officer Employee Group (approximately 500 employees)	3,000,000[5]	0

[1]	The value of RSUs and options cannot be determined at this time because their value is a function of the value of Common Stock upon vesting in the case of RSUs or upon vesting and exercise in the case of options. As of March 31, 2004, the closing price of Common Stock on the NYSE was $15.38 per share.
[2]	RSUs vest December 31, 2007 assuming satisfaction of other requirements.
[3]	RSUs vest December 31, 2006 assuming satisfaction of other requirements.
[4]	Based on grant of 2,000 units for each independent director vesting in equal increments over 4 years.
[5]	Maximum amount based on proposal submitted to and approved by the Compensation Committee and the Board of Directors. Actual amounts are presently expected to be approximately 2,170,000 and will be determined by the Special 2004 Stock Plan Committee. Such RSUs will vest December 31, 2006 assuming satisfaction of other requirements.

Except for the awards of restricted stock units listed above, the Company has not authorized any Awards under the 2004 Plan that are conditioned upon stockholder approval of this 2004 Plan and is not currently considering any specific award grants under the 2004 Plan.

All members of the Board of Directors are eligible to receive Awards under the 2004 Plan and thus have a personal interest in the approval of the 2004 Plan.

The Board of Directors recommends that the stockholders vote “FOR” the 2004 Plan.

The following table provides information regarding compensation plans that were in effect for the Company as of December 31, 2003 under which equity securities of the Company were authorized for issuance. The plans included in the table were discontinued effective December 22, 2003 but remain in effect as to awards granted prior to that date. The table does not include the plans that have been submitted for approval by the stockholders in Proposal 2 and Proposal 3 in this proxy statement.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights[1] (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	96,069,713	22.82	0
Equity compensation plans not approved by security holders	45,550	23.23	0

Total	96,115,263	22.82	0

[1]	Does not include approximately 1,370,000 shares allocable to LTAP, deferred LTAP or deferred RSUs. The exercise price of these shares cannot be estimated.

The only plan included in the category entitled “Equity compensation plans not approved by security holders” in the table above is the Directors’ Plan. Under the Directors’ Plan, the Board or the Nominating Committee could direct that compensation to non-employee directors be paid in the form of stock options to purchase GM Class H common stock. During 2003, no options were granted to non-employee directors of the Company under the Directors’ Plan.

PROPOSAL 3

APPROVAL OF THE EXECUTIVE OFFICER CASH BONUS PLAN

The stockholders are also asked to approve The DIRECTV Group, Inc. Executive Officer Cash Bonus Plan (the “Bonus Plan”), which was approved by the Compensation Committee on March 15, 2004, and adopted by the Board of Directors on March 16, 2004, subject to stockholder approval.

Section 162(m) generally provides that the Company may not take a federal income tax deduction for compensation in excess of $1,000,000 paid to certain executive officers in any one year. Certain performance-based compensation is exempt from this limit. That is, Section 162(m) does not preclude the Company from taking a federal income tax deduction for certain qualifying performance-based compensation paid to an executive officer in a year even if that compensation exceeds $1,000,000. The Bonus Plan is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) and related IRS regulations. Section 162(m) requires that certain material terms of the Bonus Plan, including the business criteria and maximum amounts payable, be approved by the Company’s stockholders.

This proposal requests, and the Board of Directors recommends, stockholder approval of the Bonus Plan. Awards have been made under the Bonus Plan to six key employees, subject to stockholder approval of the Bonus Plan. These awards are described above in the description of these executives’ employment agreements and are shown in the table entitled “New Plan Benefits—Bonus Plan”.

The principal terms of the Bonus Plan are summarized below. The summary is qualified in its entirety by the full text of the Bonus Plan, which is attached to this proxy statement as Annex C.

Eligible Persons. The persons eligible to participate in the Bonus Plan are key employees (including elected officers) who are, or in the opinion of the Compensation Committee may become, executive officers subject to Section 162(m) of the Code. As of March 31, 2004, six key employees were considered eligible for participation under this Bonus Plan.

Summary of Terms. The purpose of the Bonus Plan is to promote the success of the Company by providing performance incentives in a manner that preserves, for tax purposes, the Company’s ability to deduct that compensation. The Compensation Committee will administer the Bonus Plan and is charged with responsibility for designating eligible participants and establishing specific annual “performance targets” for each participant in the Bonus Plan. The performance targets may be based on one or a combination of the following business criteria (in each case as defined in Exhibit A to the Bonus Plan), which may be established with respect to the Company or any Subsidiary, division, segment or unit on a consolidated or separate basis: Average Revenue Per User, Cash Flow, Churn, Earnings Per Share, Net Income, Net Subscriber Growth, Operating Profit Before Depreciation and Amortization, Profit Margin, Return on Assets, Return on Equity, Return on Net Assets, Revenues, Stock Appreciation, Subscriber Acquisition Costs, Subscriber Growth, Total Revenue Growth and Total Stockholder Return.

The targets must be established while the performance relative to the target remains substantially uncertain within the meaning of Section 162(m) and in no event more than 90 days after the beginning of the applicable calendar year. The performance measurement periods are single calendar years.

The Bonus Plan generally requires adjustments to certain business criteria and applicable pre-established performance targets for specific changes, such as stock splits or recapitalization, business acquisitions or dispositions, or any special charges to the Company’s earnings. The Compensation Committee, however, may provide in advance that one or more of such adjustments will not be made as to a specific award. In addition, the Compensation Committee may establish in advance other circumstances requiring in its view an appropriate adjustment not inconsistent with Section 162(m). In addition, the satisfaction of performance targets is determined without regard to changes in accounting principles or practices occurring during the performance period unless the Compensation Committee provides in advance to the contrary.

Concurrently with the selection of performance targets, the Compensation Committee must establish an objective formula or standard for calculating the target bonus and maximum bonus payable to each participating executive officer. Under the Bonus Plan, the maximum bonus for each calendar year for any individual may not exceed $5 million. Notwithstanding this overall maximum, the Compensation Committee has the sole discretion to determine whether to pay any or all of the maximum permissible bonus, subject to the Bonus Plan’s terms and any other written commitment authorized by the Compensation Committee.

The Compensation Committee is also authorized to exercise its “negative discretion” by establishing additional conditions and terms of payment of bonuses, including the achievement of other financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate. Although the Compensation Committee may waive these additional conditions and terms, it may not waive the basic performance target as to the business criterion or criteria chosen for any particular calendar year. No bonus may be paid under the Bonus Plan unless the Compensation Committee has certified in writing that the specific performance targets have been satisfied and that the amount of each bonus has been accurately determined in accordance with the Bonus Plan’s terms. All bonuses are to be paid in cash or cash equivalents.

The Bonus Plan may from time to time be amended, suspended or terminated, in whole or in part, by the Compensation Committee, but no amendment will be effective without Board of Directors and/or shareholder approval if such approval is required to satisfy the requirements of Section 162(m).

Current Awards. The Compensation Committee established the performance target for calendar year 2004 based upon Net Annual Subscriber Growth. The Compensation Committee believes that the specific performance target constitutes confidential business information the disclosure of which could adversely affect the Company. Six executive officers have been designated to participate in the Bonus Plan for calendar year 2004: Messrs. Carey, Stern, Hartenstein, Churchill, Pontual and Hunter.

The amounts that will be paid under the Bonus Plan for calendar year 2004 or future years are not determinable. These amounts will depend upon meeting performance targets that are substantially uncertain and that even if met would remain subject to the Compensation Committee’s substantial negative discretion. The maximum amount payable under the Bonus Plan to each participating executive officer for fiscal 2004, subject in each case to the “negative discretion” of the Compensation Committee, is $5 million.

Other Compensation. The Bonus Plan is not exclusive. The Company may pay cash and other bonuses and other compensation to certain named officers and other officers under other authority of the Board of Directors and applicable law. If the Bonus Plan is not approved by the Company’s stockholders, the Company currently contemplates that any cash bonuses for fiscal year 2004 for named executive officers would be discretionary. Any such bonuses then paid would not be deductible under Section 162(m) to the extent that (when combined with other non-exempt compensation paid) they exceed the $1,000,000 individual limit on non-exempt compensation paid to certain named executive officers.

The Compensation Committee and the Board of Directors each believes, in general, that it is desirable and in the best interests of the Company and its stockholders to enable the Company’s Bonus Plan to comply with the requirements of Section 162(m). The Compensation Committee and the Board each further believes that the Bonus Plan provides an important incentive that complements the Company’s existing policies and other long-term plans in linking significant portions of executive compensation to the Company’s performance. The Bonus Plan also serves the Company’s interests by granting the Compensation Committee extensive discretion to evaluate the criteria and other factors by which performance is to be measured and to determine the actual amount of each eligible executive’s bonus within the maximum limits imposed.

The following table provides summary information regarding proposed Awards under the Bonus Plan, subject to stockholder approval at the Annual Meeting. Except in the case of the CEO, the actual amount of Awards are determined annually upon recommendation of the CEO and subject to approval by the Compensation Committee. In the case of the CEO, the actual Award amount is determined by the Compensation Committee.

New Plan Benefits—Bonus Plan

The DIRECTV Group, Inc. Executive Officer Cash Bonus Plan
Name and Position	Dollar Value of Target Bonus
Chase Carey, President and Chief Executive Officer	Up to $3,000,000[1]
Mitchell Stern, President and Chief Executive Officer of DIRECTV Holdings LLC	$2,000,000
Eddy W. Hartenstein, Vice Chairman	$1,000,000
Bruce Churchill, Executive Vice President and Chief Financial Officer	$950,000
Romulo Pontual, Executive Vice President and Chief Technology Officer	$350,000
Larry D. Hunter, Executive Vice President, General Counsel and Secretary	$390,000
Executive Group	$7,690,000
Non-Executive Director Group	N/A
Non-Executive Officer Employee Group	N/A

[1]	Actual amount determined by, and subject to downward adjustment in discretion of, the Compensation Committee.

The Board of Directors, with Messrs. Carey and Hartenstein abstaining, recommends that stockholders vote “FOR” approval of the Bonus Plan.

PROPOSAL 4

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected the firm of Deloitte & Touche LLP to audit the books and accounts of the Company for the fiscal year ending December 31, 2004. Deloitte & Touche LLP audited the books and records of the Company for the fiscal year ended December 31, 2003.

Representatives of Deloitte & Touche LLP are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the independent public accountants for the Company.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2005 annual meeting of stockholders, proposals of stockholders intended to be presented for action at that meeting or nomination of persons for election to the Board must be received by the office of the Secretary of the Company at 2250 E. Imperial Highway, El Segundo, CA 90245 no later than December 20, 2004.

Under the Company’s Amended and Restated By-Laws, notice of any other matter intended to be presented by a stockholder for action at the 2005 annual meeting must be addressed to the office of the Secretary of the Company at 2250 E. Imperial Highway, El Segundo, CA 90245, and must contain the information required by the Amended and Restated By-Laws. The notice must be received by the Secretary of the Company during the period from November 22, 2004 through December 22, 2004. However, if the date of the 2005 annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the 2004 Annual Meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of (i) January 2, 2005 (the 150th day prior to the first anniversary of the 2004 Annual Meeting) or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

In the case of proposed nominees, the notice of nomination must include all information required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to the Securities Exchange Act of 1934, as amended, and must be accompanied by the nominee’s written consent to serve as a director if elected.

Also, if the number of Directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board made by the Company on or prior to December 22, 2004, then a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at 2250 E. Imperial Highway, El Segundo, CA 90245, not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. For purposes of this proxy statement, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

The enclosed proxy gives the Proxy Committee discretionary authority to vote your shares in accordance with its best judgment on any additional matters that may come before the Annual Meeting.

If you vote by mail, we encourage you to specify your choices by marking the appropriate boxes on the enclosed proxy card. You do not need to mark any boxes if you wish to vote according to the Board of Directors’ recommendations; just sign, date and return the proxy in the enclosed envelope. If you vote through the Internet or by telephone, simply follow the instructions on the proxy card. Thank you for your cooperation and prompt response.

By order of the Board of Directors

Larry D. Hunter

Secretary

ANNEX A

THE DIRECTV GROUP, INC. (the “Company”)

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

AS ADOPTED ON JANUARY 28, 2004

Establishment of Committee

The Board of Directors of the Company (“Board”) has established an Audit Committee (the “Committee”) with the authority, purposes and responsibilities described in this Charter.

Through its activities, the Committee facilitates open communication among members of the Board, the outside auditors, the General Auditor, the General Counsel and other members of management. The Committee also will meet in private session with these parties. The Committee shall maintain a high degree of independence in establishing its agenda and directly accessing various members of the Company and subsidiary management. The Committee shall be given full access to the Company’s General Auditor, General Counsel, Chairman of the Board, Chief Executive Officer and other Company executives and the outside auditors. The Committee shall have the authority to engage legal counsel and other advisors, as the Committee determines necessary to carry out its duties and responsibilities. Without limiting the generality of the foregoing, the Committee shall have the power to (i) engage advisors at the reasonable expense of the Company to assist in its review and decision regarding any matter including any Related Party Transaction (as defined in accordance with the Amended and Restated By-Laws of the Company (the “By-Laws”) and this Charter), (ii) utilize internal resources of the Company and its subsidiaries and controlled affiliates, including requiring the assistance of any executive employee of the Company, and (iii) review contracts, books and records of the Company and its subsidiaries and controlled affiliates.

Composition and Meetings

The Committee shall consist of three or more members of the Board, each of whom has been determined by the Board to be an “independent director” as defined in the By-Laws and the applicable rules of the New York Stock Exchange (the “NYSE”). In addition, each member of the Committee shall meet the financial literacy and experience requirements of the NYSE and at least one member of the Committee shall satisfy the definition of “audit committee financial expert” as set out in Item 401(e) of Regulation S-K, issued by the Securities and Exchange Commission (the “SEC”). Also, until such time as the United States Department of Justice and the United States Department of Homeland Security confirm to the Company in writing that the provisions in Article III, Section 3(g) of the By-Laws need no longer apply, all members of the Committee shall be United States citizens. No Committee member should simultaneously serve on the audit committee of more than two other public companies in addition to the Company.

The Board may appoint a Chairman to convene and chair all sessions of the Committee and determine the information needs of the Committee. If the Board fails to appoint a Chairman, the members of the Committee shall elect a Chairman by majority vote to serve at the pleasure of the majority. The Committee may delegate its authority to subcommittees or the Chairman of the Committee when it deems appropriate and in the best interests of the Company.

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities, but at least quarterly. A majority of the members of the Committee shall constitute a quorum. The Chairman of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

Purposes and Responsibilities

General Oversight Responsibility

The Committee recognizes that the Company’s management is responsible for preparing the Company’s financial statements. Additionally, the Committee recognizes that the Company’s management (including the internal audit staff), as well as the outside auditors, have more knowledge and more detailed information about the Company and its subsidiaries than do the members of the Committee. Consequently, while the Committee has the authority, purposes and responsibilities set forth in this Charter, it is not the duty of the Committee to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This determination is the responsibility of management and the outside auditors. Nor is it the duty of the Committee to assure compliance with the Company’s Code of Ethics and Business Conduct. Furthermore, while the Committee is responsible for reviewing the Company’s policies and practices with respect to risk assessment and management, it is the responsibility of the Chief Executive Officer and other members of senior management to determine the appropriate level of the Company’s exposure to risk.

Without limiting any other provision of this Charter, the Committee’s purposes include assisting the Board in its oversight of (a) the integrity of the Company’s financial statements, (b) the effectiveness of the Company’s system of internal control over financial reporting, (c) the Company’s compliance with legal and regulatory requirements, (d) the outside auditor’s qualifications and independence, and (e) the performance of the Company’s internal audit function and outside auditors.

The Committee shall have the following duties and responsibilities related to its general oversight responsibility:

1.	At least annually, obtain and review a report by the outside auditors describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the outside auditors’ independence) all relationships between the outside auditor and the Company.

2.	Review and evaluate the lead partner (and senior members) of the outside auditors annually.

3.	Discuss the Company’s annual audited financial statements and quarterly financial statements with the Company’s management and the outside auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during the certification process for the Annual Report on Form 10-K and Quarterly Report on Form 10-Q about any significant deficiencies in the design or operation of the Company’s system of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s system of internal control over financial reporting; review with management and the Company’s outside auditors the interim financial information and the results of the outside auditors review of interim financial information prior to the filing of each Quarterly Report on Form 10-Q of the Company. For purposes of this review, the Chairman may represent the entire Committee, either in person or by telephonic conference call.

4.	Discuss with the Company’s management the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

5.	Discuss with the Company’s management policies with respect to risk assessment and risk management.

6.	In consultation with Company’s management, the General Auditor and the outside auditors, review the integrity of the Company’s financial reporting process and systems of internal control over financial reporting.

7.	Be directly responsible for appointing (subject to ratification or rejection by the stockholders at their annual meeting), compensating, overseeing, evaluating, and, where appropriate, replacing the outside auditors, who shall report directly to and be accountable directly to the Committee and the Board. As part of the Committee’s oversight responsibility, resolve disagreements between Company management and the outside auditors regarding financial reporting.

8.	Annually review, with the outside auditors, the outside auditors’ written statement on independence and recommend the Board take appropriate action, as necessary, to satisfy the Committee of the outside auditors’ independence, including compliance with Sections 201-206 of the Sarbanes Oxley Act of 2002 dealing with scope of services, pre-approval of services, audit partner rotation, reports to the Committee and conflicts of interest.

9.	Be directly responsible for reviewing and approving, prior to commencement of work, the proposed scope of work and the proposed fee for any and all future engagements of the outside auditors, including the annual audit of each fiscal year. The Committee may delegate pre-approval authority to one or more of its members, subject to later review by the Committee.

10.	Review and approve hiring policies for employment by the Company of employees or former employees of the Company’s outside auditors.

11.	Review, with the outside auditors and the Company’s management, the audited financial statements and related opinion of the independent auditing firm included in the Annual Report on Form 10-K prior to its filing. In conferring with the outside auditors and Company management, the Committee shall consider the following:

a.	The outside auditors’ assurances that no restrictions were placed on the scope or performance of their examination and any significant changes required in the outside auditors’ examination plan.

b.	Any serious difficulties or disputes the outside auditors may have had with Company management (and management’s response) during the course of their audit.

c.	The results of open and frank discussions with the outside auditors regarding the quality and acceptability of the Company’s accounting principles and the consistency of their application to the Company’s financial statements. These discussions should include a timely report on:

1.	all critical accounting policies and practices used by the Company;

2.	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditors;

3.	other material written communications between the outside auditors and Company management; and

4.	all Related Party Transactions.

d.	The integrity of the Company’s financial reporting process and its systems of internal control over financial reporting as represented by Company management and as reported by the outside auditors and internal audit.

e.	Legal and regulatory matters that may have a material impact on the Company’s consolidated financial statements, related compliance policies and programs, and reports received from regulators, including SEC comment letters.

f.	Any other matters required to be communicated to the Committee by the outside auditors under existing auditing standards.

12.	Recommend to the Board whether the Company’s consolidated financial statements be accepted for inclusion in the Annual Report on Form 10-K filed with the SEC.

13.	Before the required compliance date, establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters; and (b) the confidential anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. The Committee shall review, evaluate and, if necessary, report upon any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

14.	Review: the performance of the internal audit department including the objectivity and authority of its reporting obligations; the proposed audit plans for the coming year; significant reports issued by the internal audit department during the most recent audit cycle and management’s responses thereto; annual internal audit budget; staffing levels and related qualifications; and, as needed, the internal audit department charter.

15.	Approve the appointment, compensation, replacement, reassignment or dismissal of the General Auditor and confirm and assure the objectivity of the General Auditor.

16.	Provide an Audit Committee Report as required by the SEC for inclusion in the proxy statement for each annual stockholders meeting.

17.	Report regularly to the Board, and recommend to the Board any actions it deems appropriate for the Board to take.

18.	Evaluate the Committee’s performance at least annually and report to the Board on such evaluation.

19.	Annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

20.	Conduct and authorize investigations into any matters within the Committee’s scope of responsibilities.

21.	Perform such other duties and responsibilities as are consistent with the purposes of the Committee and as the Board or the Committee shall deem appropriate.

Acquisition-Related Claims

The Committee shall have sole authority on behalf of the Company to assert, defend or settle any claims under and related to any “Acquisition-Related Agreements” (as defined in the By-Laws), except as may be provided in Section 9.4(f) of the “Stock Purchase Agreement” (as defined in the By-Laws).

Related Party Transactions

The Committee shall have sole authority to review, consider and pass upon any “Related Party Transaction” and no such transaction shall be effected without the approval of or authorization of a majority of the Committee, provided that the Committee may ratify any such transaction.

The Committee shall also have sole authority to determine which transaction or series of transactions shall be considered “Related Party Transactions” subject to approval or authorization as provided in the Company’s Amended and Restated Certificate of Incorporation, By-Laws and this Charter, including determination of which party or parties should be subject to this provision, and the applicable amounts and other matters that the Committee determines could be considered an interested transaction between the Company or its subsidiaries and such other party or parties.

Policies Relating to Domestic Communications and Foreign Entities

Until such time as the provisions in Article III, Section 3(g) of the By-Laws no longer apply, the Committee shall have sole authority over the establishment, oversight and evolution of policies, practices and procedures related to or materially affecting the Company’s actions concerning (a) requests from a Foreign government or other Foreign entity to conduct electronic surveillance using the domestic communications network or to obtain information relating to domestic communications or electronic surveillance conducted using the domestic communications network, (b) requests or directives from a Foreign government or other Foreign entity to alter, affect or obtain information about the operations, security, personnel or infrastructure of the domestic communications network, (c) any decision by the Company involving document preservation requests from any government agency in the United States related to the domestic communications network, where those decisions relate to Foreign laws or requests from a Foreign government or other Foreign entity, (d) any requests or directives from a Foreign government or other Foreign entity relating to the preservation, storage, retention or destruction of documents related to the domestic communications network, (e) any attempt by a Foreign government or other Foreign entity to induce an employee of the Company to violate United States law, and (f) any decision by the Company relating to compliance with lawful U.S. process where Foreign laws or requests from a Foreign government or other Foreign entity may be a factor. For the purposes of this subsection only, the term “Foreign” means non-U.S.; and the term “domestic communications” means (x) wire communications or electronic communications (whether stored or not) from one U.S. location to another U.S. location and (y) the U.S. portion of a wire communication or electronic communication (whether stored or not) that originates or terminates in the United States.

In connection with the foregoing, for each year that the foregoing provisions are in effect, the Chairman of the Committee shall submit to the United States Department of Justice, Federal Bureau of Investigation, and the United States Department of Homeland Security a certification regarding compliance during the prior calendar year with Article III, Section 3(g) of the By-Laws. Such certification shall provide a summary of any significant matters brought before the Committee pursuant to Article III, Section 3(g) of the By-Laws during such calendar year and a description of any actions taken by the Company with respect to such matters.

Funding for Committee Activities

The Committee shall have the authority to determine, and based on such determination the Company shall provide, appropriate funding for payment of the following:

1.	Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

2.	Compensation to any legal counsel or other advisors employed by the Committee pursuant to this Charter; and

3.	Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

ANNEX B

THE DIRECTV GROUP, INC.

2004 STOCK PLAN

1. Purposes. The purposes of The DIRECTV Group, Inc. 2004 Stock Plan are to promote the success of The DIRECTV Group, Inc., a Delaware corporation and its subsidiaries, and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2. Definitions. As used in this Plan, the following terms shall have the meanings set forth below:

(a)	“Award” means, individually or in the aggregate, an award granted under this Plan in the form of Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units (restricted or unrestricted), Stock Bonuses, shares of Common Stock or any combination of the foregoing, including Dividend Equivalent Rights at the discretion of the Committee.

(b)	“Award Terms and Conditions” or “Terms and Conditions” mean Award specifications set for each Award or group of Awards.

(c)	“Beneficiary” means the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Terms and Conditions and under this Plan in the event of a Participant’s death.

(d)	“Board” means the Board of Directors of DIRECTV.

(e)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)	“Committee” means the Compensation Committee of the Board.

(g)	“Common Stock” means share(s) of common stock, $.01 par value, of DIRECTV and such other securities or property as may become the subject of Awards under this Plan, or may become subject to such Awards, pursuant to an adjustment made under Section 14.

(h)	“Company” means DIRECTV and its Subsidiaries.

(i)	“DIRECTV” means The DIRECTV Group, Inc., a Delaware corporation, and any successor entity which shall have assumed the rights and obligations of this Plan by operation of law or otherwise.

(j)	“Dividend Equivalent Right” or “DER” means a right authorized by Section 11 of this Plan.

(k)	“Eligible Person” means any person who is (i) an Officer or Employee, (ii) a director of DIRECTV, or (iii) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of DIRECTV or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of DIRECTV or one of its Subsidiaries) to the Company; provided, however, that a person who is otherwise an Eligible Person under clause (iii) above may participate in this Plan only if such participation would not adversely affect either (i) DIRECTV’s eligibility to use Form S-8 to register under the Securities Act the offering and sale of shares of Common Stock issuable under this Plan by DIRECTV, or (ii) DIRECTV’s or any Subsidiary’s compliance with any other laws applicable to transactions or determinations under this Plan.

(l)	“Employee” means any person who is employed by the Company.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(n)

“Fair Market Value” on any date shall mean the closing price of the Common Stock as reported in the New York Stock Exchange Composite Transactions quotations, as quoted in the Bloomberg News Service (or other comparable system, as approved by the Committee) for such date. If the Common

Stock shall cease to be listed on the New York Stock Exchange, the Committee shall designate an alternative method of determining the Fair Market Value of the Common Stock. Notwithstanding the foregoing, to the extent necessary or, in the opinion of the Committee, appropriate, to secure benefits or obtain qualification of this Plan or particular Awards under this Plan in other countries, the Committee may establish alternative methods for determining Fair Market Value at the date of grant (or any other applicable date as to which such determination may be required), consistent with the laws of those countries.

(o)	“ISO” or “Incentive Stock Option” means a Stock Option that is designated as, and complies with the rules applicable to, an incentive stock option within the meaning of Section 422 of the Code.

(p)	“NQSO” or “Non-Qualified Stock Option” means a Stock Option that is not an ISO.

(q)	“Officer” means any person elected by the Board as an executive officer of DIRECTV.

(r)	“Participant” means an Eligible Person who receives an Award under this Plan.

(s)	“Performance Share Award” means an Award of a right to receive shares of Common Stock or other compensation (including cash) under Section 10, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives established by the Committee.

(t)	“Personal Representative” means the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

(u)	“Plan” means The DIRECTV Group, Inc. 2004 Stock Plan, as amended from time to time.

(v)	“Prior Plan” means the Hughes Electronics Corporation Incentive Plan effective December 31, 1985 and last amended on December 22, 2003.

(w)	“Restricted Stock” means shares of Common Stock awarded under this Plan subject to such conditions on vesting and transfer and other restrictions as are established pursuant to this Plan and the related Award Terms and Conditions for so long as such shares remain unvested under the terms of the applicable Award Terms and Conditions.

(x)	“Restricted Stock Unit” or “RSU” means a Stock Unit subject to such conditions on vesting and payout as the Committee may determine.

(y)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(z)	“Section 162(m)” means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

(aa)	“Securities Act” means the Securities Act of 1933, as amended from time to time.

(bb)	“Stock Appreciation Right” or “SAR” means the right to receive a payment in cash and/or Common Stock in an amount equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the Stock Appreciation Right is exercised over an amount that is not less than the Fair Market Value of that number of shares of Common Stock on the grant date.

(cc)	“Stock Bonus” means an Award of shares of Common Stock granted under this Plan for no consideration other than services performed and without restriction other than such transfer or other restrictions as the Committee may deem advisable to assure compliance with law.

(dd)	“Stock Option” or “Option” means a right to purchase a specified number of shares of Common Stock at a specified price during a specified period of time as determined by the Committee in accordance with this Plan.

(ee)	“Stock Unit” means a bookkeeping entry that serves as a unit of measurement relative to a share of Common Stock for purposes of determining the payment, in Common Stock or cash, of an Award.

Stock Units are not outstanding shares of Common Stock and do not entitle a Participant to any dividend, voting or other rights in respect of any Common Stock.

(ff)	“Subsidiary” means (i) in the case of an ISO, a “subsidiary corporation” of DIRECTV, whether now or hereafter existing, as defined in Section 424(f) of the Code, (ii) in the case of any Award other than an ISO, a corporation, partnership, limited liability company or other entity in which DIRECTV owns, directly or indirectly, capital stock or other interests having ordinary voting power to elect a majority of the board of directors or other governing body and (iii) any other entity that the Committee determines qualifies as a “subsidiary” of DIRECTV for purposes of the use of Form S-8 to register the offering and sale of securities under this Plan.

3. Administration.

(a)	Committee. This Plan shall be administered by the Committee, which shall be comprised solely of not less than three members who shall be (i) ”Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, (ii) ”outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) promulgated under Section 162(m) of the Code and (iii) to the extent required by any applicable listing agency, independent directors (within the meaning of the applicable listing agency’s rules).

(b)	Authority of Committee. Subject to the provisions of this Plan, including the limitations in Section 16, the Committee shall have the authority to do all things necessary or desirable in connection with the authorization of Awards and the administration of this Plan, including the authority to:

(i)	determine the individuals who are Eligible Persons and each particular Eligible Person who will receive an Award;

(ii)	grant Awards to Eligible Persons, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest and establish the events of vesting, termination or reversion of such Awards;

(iii)	approve the forms of Award Terms and Conditions;

(iv)	construe and interpret this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards granted under this Plan;

(v)	cancel, modify or waive DIRECTV’s rights with respect to, or modify, discontinue, suspend or terminate any or all outstanding Awards and make any adjustments to Awards or authorize the termination, substitution or conversion of Awards upon the occurrence of an event described in Section 14;

(vi)	accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding Awards (in the case of Stock Options or Stock Appreciation Rights, within the maximum ten-year (or, if applicable, five-year) term of such Awards) in such circumstances as the Committee may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature);

(vii)

adjust the number of shares of Common Stock subject to any Award, adjust the price of any or all outstanding Awards or otherwise change previously imposed Terms and Conditions, in such circumstances as the Committee may deem appropriate, and provided that in no case (except due to an adjustment contemplated by Section 14 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share grant or base price of any Stock Option or

Stock Appreciation Right to a price that is less than the Fair Market Value of a share of Common Stock (as adjusted pursuant to Section 14) on the date of the grant of the initial Award; and

(viii)	to make all other determinations and take such other actions as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

(c)	Foreign Countries. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the provisions of the laws of foreign countries in which the Company may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the purposes of this Plan.

(d)	Binding Determinations. Any action taken by, or inaction of, DIRECTV, any Subsidiary or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor the Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award made under this Plan).

(e)	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board or the Committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to DIRECTV. No director, officer or agent of DIRECTV or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

(f)	Delegation of Authority. The Committee may by resolution delegate different levels of authority to make grants of Awards to Eligible Persons other than Officers (or any person who is expected to become a “covered employee” within the meaning of Section 162(m) of the Code) under this Plan to different committees, provided that each committee consists solely of one or more members of the Board. The Committee may delegate ministerial, non-discretionary functions to individuals who are Officers or Employees.

4. Eligibility. The Committee may grant Awards under the Plan only to those persons that the Committee determines to be Eligible Persons.

5. Shares Available.

(a)	Aggregate Shares Available. Subject to any adjustments made in accordance with this Plan, the maximum number of shares of Common Stock that may be subject to Awards and delivered to Participants under this Plan shall not exceed the sum of (i) 21,000,000 plus (ii) the number of shares of Common Stock that are subject to outstanding awards granted under the Prior Plan but which, after December 22, 2003, are forfeited, expire, are cancelled without delivery of shares of Common Stock, or otherwise result in the return of such shares of Common Stock to DIRECTV. The following limits also apply with respect to Awards granted under this Plan:

(i)	The maximum number of shares that may be issued under Awards under this Plan granted to each non-Employee director of DIRECTV during any calendar year is 5,000.

(ii)	The maximum number of shares of Common Stock subject to those Stock Options and Stock Appreciation Rights that are granted to any individual under this Plan during any calendar year is 4,000,000 shares of Common Stock.

(iii)	Additional limits with respect to Performance-Based Awards are set forth in Section 10(b).

(b)

Calculation of Available Shares and Replenishment. To the extent that an Award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this

Plan. In the event that shares are delivered in respect to a Dividend Equivalent Right, Stock Appreciation Right or other Award, only the actual number of shares delivered with respect to the Award shall be counted against the share limits of this Plan. Shares that are subject to or underlie Awards that expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent Awards under this Plan. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) and Section 422 of the Code with respect to Awards intended as performance-based compensation thereunder and thus are not applicable to increase the limits set forth in Sections 5(a)(ii) and 10(b)(ii).

(c)	Source of Shares. The Board or the Committee will decide the source of the shares of Common Stock that DIRECTV will deliver under an Award. The two available sources are authorized but previously unissued shares of Common Stock or shares of Common Stock that DIRECTV reacquires (treasury shares).

6. Grant of Awards. Subject to the express provisions of this Plan, the Committee shall determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of Performance Share Awards, applicable objectives, goals and performance criteria. Each Award shall be evidenced by an Award Terms and Conditions delivered to the Participant (either in hard copy or electronically). The Award Terms and Conditions shall set forth the material terms and conditions of the Award established by the Committee consistent with the specific provisions of this Plan. Unless the Committee otherwise expressly provides or as provided in Section 14, no Award shall be exercisable or shall vest until at least six months after the initial Award Date and, once exercisable, an Award shall remain exercisable until the expiration or early termination of the Award. The Committee may require, as a condition to vesting or exercise of a Stock Option or SAR, or vesting or payment of a Restricted Stock Award or RSU, that a Participant enter into agreements which the Committee considers appropriate and in the best interests of DIRECTV.

7. Stock Options. The Committee is authorized to grant NQSOs and/or ISOs to Eligible Persons subject to the following provisions:

(a)	Grant Price. The grant price is the purchase price of the shares of Common Stock under each Stock Option and shall not be less than 100% of the Fair Market Value of such shares of Common Stock on the date the Stock Option is granted; provided, however, that if an ISO is granted to a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of DIRECTV or its parent or subsidiary corporations (within the meaning of Sections 424(e) and (f) of the Code, respectively), at the time an ISO is granted to such Participant (taking into account the attribution rules of Section 424(a) of the Code) (any such Participant is referred to in this Plan as a “10% Holder”), the grant price for the ISO shall be 110 percent (110%) of the Fair Market Value of such shares of Common Stock at the time the Stock Option is granted.

(b)	Term. The Committee will determine the expiration date of each Stock Option at the time of grant, provided that each Stock Option must expire not later than the tenth anniversary of the date the Stock Option is granted (or, in the case of an ISO granted to a 10% Holder, the fifth anniversary of the date of grant).

(c)	Exercise. At the time of grant, the Committee will determine, and set forth in the applicable Award Terms and Conditions, the time at which the Stock Option shall vest and become exercisable, in accordance with the terms and conditions of this Plan.

(d)

Incentive Stock Option Limitation. ISOs may only be granted to Participants who are employees of DIRECTV or a Subsidiary (within the meaning of Section 424(f) of the Code) of DIRECTV at the date of grant. The aggregate Fair Market Value (determined as of the date of the Stock Option grant) of the Common Stock with respect to which ISOs first become exercisable during any calendar year under this Plan and all other plans of DIRECTV (and any Subsidiary or any “parent” corporation within the meaning of Section 424 of the Code, or any successor provision) shall not exceed $100,000 (except that such amount may be adjusted by the Committee as appropriate to reflect any amendment of Section 422 of the Code). Each ISO that would otherwise exceed this limit in a calendar year shall be automatically converted to a NQSO without any action required by the Committee or the Participant. In reducing the number of Options treated as incentive stock options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option. The Terms and Conditions of any ISO granted hereunder must state that the Option is intended to be an ISO and comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations thereunder.

(e)	Payment of Grant Price. A holder of a Stock Option must pay the grant price in full for all shares of Common Stock purchased upon exercise of any Stock Option at the time of exercise. Such holder must make such payment in cash, through delivery of shares of Common Stock valued at the Fair Market Value on the date of exercise, or a combination of cash and Common Stock. Such holder must have held any shares of Common Stock which he or she acquired from DIRECTV for at least six months before using those shares of Common Stock to pay the grant price for a Stock Option exercise. To the extent the Committee authorizes and as permitted under applicable law, a holder of a Stock Option may exercise a Stock Option in accordance with any cashless exercise program in effect at the time of the exercise.

8. Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights (SARs) to any Eligible Person either concurrently with the grant of another Award or independently of any other Award. Any SAR granted in connection with an ISO shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder. Any SAR granted under this Plan shall be subject to the following provisions:

(a)	Base Price. The base price of each SAR shall be not less than 100% of the Fair Market Value of the shares of Common Stock subject to the SAR on the date the SAR is granted (except to the extent required to be 110% in the case of a grant to a 10% Holder in tandem with an ISO).

(b)	Terms. The Committee will determine the expiration date of each SAR at the time of grant, provided that each SAR must expire not later than the tenth anniversary of the date the SAR is granted (except to the extent required to be not later than the fifth anniversary in the case of a grant to a 10% Holder in tandem with an ISO).

(c)	Exercise. At the time of grant, the Committee will determine, and set forth in the applicable Award Terms and Conditions, the time at which the SAR shall vest and become exercisable in accordance with the terms and conditions of the Plan.

(d)	Payment. Upon the exercise of an SAR, the number of shares subject to the SAR, and if the SAR was granted in tandem with a Stock Option, the number of shares subject to the related Stock Option, shall be reduced by the number of shares as to which the SAR is exercised. The Participant shall be entitled to receive payment of an amount determined by multiplying (i) the excess (if any) of the Fair Market Value of a share of Common Stock over the base price of the SAR on the date of exercise by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined in the preceding sentence, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR), or partly in such shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or shares of Common Stock (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose.

9. Restricted Stock Awards and Stock Unit Awards. The Committee is authorized to grant Restricted Stock Awards and/or Stock Unit Awards to Eligible Persons under this Plan, subject to the following provisions:

(a)	Restricted Stock. Subject to Section 9(d), the Terms and Conditions for each Restricted Stock Award shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable law) to be paid by the Participant, the extent (if any) to which and the time (if ever) at which the Participant shall be entitled to dividends, voting and other rights in respect of the shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such shares and the conditions of release or lapse of such restrictions. Stock certificates or book entries evidencing shares of Restricted Stock pending the lapse of the restrictions (“Restricted Shares”) shall bear a legend or notation making appropriate reference to the restrictions imposed hereunder and (if in certificate form) shall be held by DIRECTV or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested.

(b)	Stock Units. The Committee may, in its discretion, authorize and grant to any Eligible Person a Stock Unit Award or the crediting of Stock Units for services rendered or to be rendered or in lieu of other compensation, consistent with other applicable terms of this Plan, may permit an Eligible Person to irrevocably elect to defer by means of Stock Units or receive in Stock Units all or a portion of any Award hereunder, or may grant Stock Units in lieu of, in exchange for, in respect of, or in addition to any other compensation or Award under this Plan. The specific terms, conditions and provisions relating to each Stock Unit grant or election, including the applicable vesting and payout provisions of the Stock Units and the form of payment to be made at or following the vesting thereof, shall be set forth in or pursuant to the applicable Award Terms and Conditions and any relevant Company bonus, performance or other service or deferred compensation plan, in a form substantially as approved by the Committee.

(c)	Pre-Vesting Restraints. Except as provided in Section 9(a), (i) Restricted Shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such Restricted Shares have lapsed, and (ii) rights in respect of Stock Unit Awards may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the shares of Common Stock issuable pursuant to the Stock Unit Award have been issued.

(d)	Dividend and Voting Rights. Unless otherwise provided in the applicable Award Terms and Conditions, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all Restricted Shares issued even though they are not vested, provided that such rights shall terminate immediately as to any Restricted Shares that cease to be eligible for vesting. Restricted Stock Awards (to the extent not also entitled to receive cash dividends) and Stock Unit Awards may include Dividend Equivalent Rights to the extent authorized by the Committee, as provided in Section 11.

(e)	Cash Payments. If the Participant shall have paid or received cash (including any payments in respect of dividends) in connection with the Restricted Stock Award or Stock Unit Award, the Award Terms and Conditions shall specify the extent (if any) to which such amounts shall be returned (with or without an earnings factor) as to any Restricted Shares or Stock Unit Awards that cease to be eligible for vesting.

(f)	Return to the Corporation. Unless the Committee otherwise expressly provides, Restricted Shares or Stock Units that remain subject to conditions to vesting upon restrictions at the time of termination of employment or service or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Terms and Conditions shall not vest and shall be returned to DIRECTV or cancelled, as the case may be, unless the Committee otherwise provides in or by amendment to the applicable Award Terms and Conditions.

10. Performance Share Awards and Other Stock Awards.

(a)	Grants of Performance Share Awards. Subject to Section 18, the Committee may, in its discretion, grant Performance Share Awards to Eligible Persons based upon such objective or subjective factors as the Committee shall determine. An Award Terms and Conditions shall specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration and subject to any limitations under applicable law, resolutions of the Board, other generally applicable terms and conditions of this Plan) to be paid for any such shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any shares, cash or other property to the Participant shall be based. The amount of cash or shares or other property that may be deliverable pursuant to such Award shall be based upon the degree of attainment over a specified period of not more than five years (a “performance cycle”) as may be established by the Committee of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant’s death, retirement or disability, or in such other circumstances as the Committee may determine.

(b)	Special Performance-Based Awards.

(i)	General Provisions. Without limiting the generality of the foregoing, and in addition to qualifying Awards granted under other provisions of this Plan (i.e. Stock Options or SARs granted with a grant price or base price not less than Fair Market Value at the applicable date of grant for Section 162(m) purposes to Eligible Persons (“Qualifying Awards”)), the Committee may grant to any Eligible Person other stock-related “performance-based awards” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”), in the form of shares of Common Stock, Stock Options, Restricted Stock, Stock Appreciation Rights, Stock Units or Dividend Equivalent Rights, payable in cash, shares of Common Stock or a combination thereof. The vesting or payment of any Performance-Based Award (other than a Qualifying Award) shall depend on the performance of the Company on a consolidated, Subsidiary, business unit, segment, division, region or property basis with reference to performance goals relative to one or more of the following business criteria: average revenue per user, cash flow, churn, earnings per share, net income, OPBDA, profit margin, return on assets, return on equity, return on net assets, revenues, stock appreciation, subscriber acquisition costs, subscriber growth, total revenue growth, and total stockholder return, each as defined in Exhibit A. These terms otherwise are used as applied under generally accepted accounting principles consistently applied on a consistent basis, or as applied in the Company’s financial reporting. To qualify Awards as performance-based under Section 162(m), the applicable business criteria and specific performance goal or goals (“targets”) must be established and approved by the Committee during the first 90 days of the year or other performance cycle (as defined below) and while the performance relating to such targets remains substantially uncertain within the meaning of Section 162(m). The applicable performance measurement period (“performance cycle”) may be not less than one nor more than five years.

(ii)	Maximum Award. Grants or Awards under this Section 10(b) may be paid in cash or Common Stock or any combination thereof. In no event shall grants of Awards made in any calendar year to any Eligible Person under this Plan relate to more than 4,000,000 shares of Common Stock, subject to adjustment pursuant to Section 14.

(iii)	Committee Certification. Except as otherwise permitted to qualify as performance-based compensation under Section 162(m), before any Performance-Based Award under this Section 10(b) is paid, the Committee must certify that the performance standard, target(s), and the other material terms of the Performance-Based Award were in fact satisfied.

(iv)	Terms and Conditions of Awards. The Committee will have discretion to determine the restrictions or other limitations of the individual Awards under this Section 10(b), including the authority to reduce Awards, to determine payout schedules and the extent of vesting or to pay no Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise. The Committee may provide that in the event a Participant terminates employment or service for any one or more reasons during a performance cycle, the Participant shall forfeit all rights to any Award for that performance cycle.

(v)	Adjustments. To preserve the intended incentives and benefits of an Award granted under this Section 10(b), the Committee shall (A) adjust performance targets or other features of an Award to reflect any material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Company (or material portion of the Company), (B) calculate performance targets without regard to any change in accounting policies or practices affecting the Company and/or the business criteria or the performance targets and (C) adjust business criteria and performance targets or other features of an Award to reflect the effects of any special charges to the Company’s earnings, in each case only to the extent consistent with the requirements of Section 162(m) to qualify such Award as performance-based compensation. By express provision in an Award, the Committee may (X) provide that one or more of the adjustments in (A), (B) or (C) above will not be made with respect to the Award, and/or (Y) establish such other events or circumstances, consistent with Section 162(m), with respect to which the Committee will make appropriate adjustments to the Award.

(c)	Grants of Stock Bonuses and Other Awards. Subject to Section 18, the Committee may grant a Stock Bonus to any Eligible Person to reward services, contributions or achievements, or in connection with the deferral of compensation, the value of which shall be determined by the Committee, in the manner and on such terms and conditions (including restrictions on such shares, if any) as determined from time to time by the Committee. The number of shares so awarded shall be determined by the Committee. The Award may be granted independently or in lieu of a cash bonus.

(d)	Deferred Payments. The Committee may authorize for the benefit of any Eligible Person the deferral of any payment of cash or shares of Common Stock or other property that may become due or payable under this Plan, and provide for accretions to benefits thereon based upon such deferment (including an allowance for interest, dividend equivalents or appreciation rights) at the election or at the request of such Participant or as a mandatory basis as a condition of the Award, subject to the other terms of this Plan. Such deferral shall be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants.

11. Dividend Equivalent Rights. In its discretion, the Committee may grant Dividend Equivalent Rights to any Eligible Person, concurrently with the grant of any Stock Option, Restricted Stock, Stock Unit or other stock-based Award, on such terms as are set forth by the Committee in the Award Terms and Conditions. DERs shall be based on all or part of the amount of dividends declared on shares of Common Stock and shall be credited as of dividend payment dates, during the period between the date of grant (or such later date as the Committee may set) and the date the stock-based Award is exercised, is paid or expires (or such earlier date as the Committee may set), as determined by the Committee. DERs shall be payable in cash or shares of Common Stock, or (to the extent permitted by law) may be subject to such conditions, not inconsistent with Section 162(m) (in the case of Stock Options or SARs, or other Awards intended to satisfy its conditions with respect to deductibility), as may be determined by the Committee.

12. Withholding. Upon any exercise, vesting or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to (a) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company may be required to withhold with respect to such Award event or payment, (b) deduct from any amount payable in cash at least the minimum amount of any taxes which the Company may be required to withhold with respect to such cash payment or (c) if the Award is payable in shares of Common Stock, allow the Participant to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have DIRECTV reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. Shares in no event shall be withheld in excess of the minimum number required for tax withholding under applicable law.

13. Termination of Awards.

(a)	Breach of Terms and Conditions. If a Participant breaches the applicable Terms and Conditions of any Award (as determined by the Committee) such Award shall immediately terminate and, in the case of Stock Options or SARs, cease to be exercisable.

(b)	Termination of Employment.

(i)	General. The Committee shall establish, and set forth in the applicable Terms and Conditions for Awards (which need not be the same for each Participant), the effect of a termination of employment or service on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon, among other things, the cause of termination and type of Award. If the Participant is not an Employee and provides other services to the Company, the Committee shall be the sole judge for purposes of this Plan (unless a contract or the Award otherwise provides) of whether the Participant continues to render services to the Company and the date, if any, upon which such services shall be deemed to have terminated.

(ii)	Events Not Deemed Terminations of Service. Unless the express policy of DIRECTV or one of its Subsidiaries, or the Committee, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by DIRECTV or one of its Subsidiaries, or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. If any Employee of DIRECTV or one of its Subsidiaries is on an approved leave of absence, continued vesting of the Award while on leave from the employ of DIRECTV or one of its Subsidiaries may be suspended until the Employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Terms and Conditions.

(c)	Sale or Disposition of Subsidiaries. For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary, an involuntary termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such former Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company after giving effect to the Subsidiary’s change of status.

14. Adjustments; Acceleration; Termination of Awards.

(a)	Adjustments. Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of DIRECTV, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the assets of DIRECTV, as an entirety; then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(i)	proportionately adjust any or all of (A) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific share limits,

maximums and numbers of shares set forth elsewhere in this Plan), (B) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (C) the grant, purchase or exercise price (which term includes the base price in the case of SARs or similar rights) of any or all outstanding Awards, (D) the securities, cash or other property deliverable upon exercise of any or all outstanding Awards, or (E) (subject to limitations under Section 19) the performance standards appropriate to any or all outstanding Awards, or

(ii)	make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon the distribution or consideration payable to holders of the outstanding Common Stock upon or in respect of such event.

The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Stock Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the grant price of the Award, unless otherwise provided in, or by authorized amendment to, the Award Terms and Conditions or provided in another applicable agreement with the Participant. With respect to any Award of an Incentive Stock Option, in the discretion of the Committee, the adjustment may be made in a manner that would cause the Option to cease to qualify as an Incentive Stock Option.

In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by clause (a)(i) above shall nevertheless be made.

(b)	Automatic Acceleration of Awards. Upon a dissolution of DIRECTV or other event described in Section 14(a) that DIRECTV does not survive (or does not survive as a public corporation or a subsidiary of a public corporation), then each then outstanding Stock Option and SAR shall become fully vested, all shares of Restricted Stock then outstanding shall fully vest free of restrictions, and each other Award granted under this Plan that is then outstanding shall become payable to the holder of such Award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Committee, with respect to any Award to the extent that the Committee has made a provision for the substitution, assumption, exchange or other continuation or settlement of the Award, or the Award would otherwise continue in accordance with its terms, in the circumstances.

(c)	Early Termination of Awards. Any Award that has been accelerated as required or contemplated by Section 14(b) (or would have been so accelerated but for Section 14(d) or 14(f)) shall terminate upon the related event referred to in Section 14(b), as applicable, subject to any provision that has been expressly made by the Committee, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such Award and provided that, in the case of Stock Options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such Award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding Stock Options and SARs in accordance with their terms before the termination of such Awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

(d)

Other Acceleration Rules. Any acceleration of Awards pursuant to this Section 14 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Committee to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Committee may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an Award if an event giving rise to an acceleration does not occur. The Committee may override the provisions of Section 14(b), (c), and/or (h) by express provision in the Award Terms and Conditions and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Terms and Conditions or otherwise, in such circumstances as the Committee may approve. The portion of any ISO accelerated in connection with any action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the Option shall be exercisable as a Nonqualified Stock Option.

(e)	Limitation on Award Adjustments. To the extent limited by Section 162(m) in the case of an Award intended as a Performance-Based Award for purposes of Section 162(m) and necessary to assure deductibility of the compensation payable under the Award, the Committee shall have no discretion under this Plan (i) to increase the amount of compensation or the number of shares that would otherwise be due upon the attainment of the applicable performance goal or the exercise of the option or SAR or (ii) to waive the achievement of any applicable performance goal as a condition to receiving a benefit or right under an Award.

(f)	Golden Parachute Limitation. Notwithstanding anything else contained in this Section 14 to the contrary, in no event shall an Award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by DIRECTV or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by DIRECTV or one of its Subsidiaries because of Section 280G of the Code. If a Participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the Participant may by written notice to DIRECTV designate the order in which such parachute payments will be reduced or modified so that DIRECTV or one its Subsidiaries is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, if a Participant is a party to an employment or other agreement with DIRECTV or one of its Subsidiaries, or is a participant in a severance program sponsored by DIRECTV or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any Awards held by that Participant (for example, and without limitation, a Participant may be a party to an employment agreement with DIRECTV or one of its Subsidiaries that provides for a “gross-up” as opposed to a “cut-back” in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any Awards held by that Participant.)

(g)	No Extension Beyond Expiration. Notwithstanding the foregoing, in no event shall an Award be reinstated or extended beyond its final expiration date.

(h)	Possible Rescission of Acceleration. If the vesting of an Award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Committee or the Board later determines that the event will not occur, the Committee may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.

(i)	Terminology. As used in this Section 14 and without limiting the authority of the Board in other contexts, the term “Committee” includes, alternatively, the Board.

15. General Provisions.

(a)

Participant Responsibility for Exercise of Stock Option or SAR. Each Participant is responsible for taking any and all actions as may be required to exercise any Stock Option or SAR in a timely manner, and for properly executing any documents as may be required for the exercise of a Stock Option or SAR in accordance with such rules and procedures as may be established pursuant to this Plan from time to time. The Company shall have no duty or obligation to notify any Participant of the expiration date of a Stock Option or SAR.

(b)	Procedure. Any exercisable Award shall be deemed to be exercised when the Secretary of DIRECTV or his or her designee receives a notice of such exercise in the form required by the Company from the Participant, together with any required payment.

(c)	No Stockholder Rights. Subject to Section 9(d) or Section 11, unless the Committee determines otherwise, no holder of an Award will have any rights to dividends or other rights of a stockholder with respect to such Award prior to the delivery of the corresponding shares of Common Stock pursuant to the vesting and/or exercise of such Award.

(d)	No Right to Employment. Nothing in this Plan shall confer upon any Participant the right to an Award or to continue in service as an Officer, Employee or consultant for any period of specific duration, or interfere with or otherwise restrict in any way the rights of the Company (or any parent or Subsidiary employing or retaining such person), or of any Participant, which rights are hereby expressly reserved by each, to terminate such person’s services at any time for any reason, with or without cause. Nothing in this Section 15(d), however, is intended to adversely affect any express independent right of such person under a separate employment contract.

(e)	Expenses. DIRECTV will pay the expenses of administering this Plan.

(f)	Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to this Plan or any Award, but fractional shares may be accumulated. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g)	Successors. All obligations of DIRECTV under this Plan with respect to Awards granted hereunder shall be binding on any successor to DIRECTV, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of DIRECTV, except as otherwise provided in Section 14.

(h)	Non-Transferability. No Award granted under this Plan shall be assignable or transferable by a Participant other than by will or by the laws of descent and distribution. During the lifetime of a Participant, any Award to a Participant shall be exercisable only by such Participant or, in the event of the Participant’s legal disability, by the Participant’s Personal Representative.

(i)	Unfunded Plan. Awards payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

16. Amendment.

(a)	Plan Amendment. The Committee, in its sole discretion, may, at any time, amend, modify, suspend or terminate this Plan. No Awards may be granted during any period that the Plan is suspended. Notwithstanding the foregoing, to the extent then required by applicable law or any applicable listing agency, or required under Section 162(m) to preserve the intended tax consequences of the Plan, or deemed necessary or advisable by the Committee, any amendment to this Plan shall be subject to stockholder approval.

(b)	Amendments to Awards. Without limiting any other express authority of the Committee under (but subject to) the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards (other than Performance-Based Awards) to Participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Sections 3(b) and 16(c)) may make other changes to the Terms and Conditions of Awards (other than Performance-Based Awards). Any amendment or other action that would constitute a repricing of an Award is subject to the limitations set forth in Section 3(b)(vii).

(c)	Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of DIRECTV under any Award granted under this Plan prior to the effective date of such amendment, suspension, termination or change. Changes, settlements, terminations and other actions contemplated by Section 14 shall not be deemed to constitute changes, amendments or terminations for purposes of this Section 16.

17. Limitation on Actions. Every right of action by, or on behalf of, DIRECTV or by any stockholder of DIRECTV against any past, present or future member of the Board or the Committee, or any Officer or Employee of DIRECTV or any of its Subsidiaries, arising out of or in connection with this Plan or any Award shall, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, Officer or Employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. Any and all rights of action by a Participant (past, present or future) against the Company arising out of or in connection with this Plan or any Award shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

18. Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

19. Governing Law/Construction/Severability.

(a)	Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

(b)	Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(c)	Plan Construction.

(i)	Rule 16b-3. It is the intent of DIRECTV that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3. Notwithstanding the foregoing, DIRECTV shall have no liability to any Participant for Section 16 consequences of Awards or events under Awards or if a particular Award or event does not so qualify.

(ii)

Section 162(m). It is the further intent of DIRECTV that (to the extent the Company or Awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code), Stock Options or SARs granted with a grant or base price not less than Fair Market Value on the date of grant and performance-based awards under Section 10(b) of this Plan that are granted to or held by a person subject to Section 162(m) of the Code will qualify as performance-

based compensation or otherwise be exempt from deductibility limitations under Section 162(m) of the Code, to the extent that the authorization of the Award (or the payment thereof, as the case may be) satisfies any applicable administrative requirements thereof.

20. Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

21. Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of DIRECTV or the Subsidiaries.

22. No Corporate Action Restriction. The existence of this Plan, the Award Terms and Conditions and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of DIRECTV to make or authorize (a) any adjustment, recapitalization, reorganization or other change in DIRECTV’s or any Subsidiary’s capital structure or its business, (b) any merger, amalgamation, consolidation or change in the ownership of DIRECTV or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting DIRECTV’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of DIRECTV or any Subsidiary, (e) any sale or transfer of all or any part of DIRECTV’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by DIRECTV or any Subsidiary. No Participant, Beneficiary or any other person shall have any claim under any Award or Award Terms and Conditions against any member of the Board or the Committee, or DIRECTV or any employees, officers or agents of DIRECTV or any Subsidiary, as a result of any such action.

23. Other Company Benefit and Compensation Program. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by DIRECTV or any Subsidiary, except where the Committee or the Board expressly otherwise provides or authorizes in writing.

24. Grants to Employees of Acquired Entities; Employment Inducement Awards.

(a)	Mergers and Other Acquisitions. Awards may be granted in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company in connection with a consolidation, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by DIRECTV, directly or indirectly, or all or a substantial part of the stock or assets of the employing entity. The Awards so granted need not comply with the terms of this Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any such shares that are issued and any Awards that are granted by, or become obligations of DIRECTV, as a result of the assumption by DIRECTV of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in connection with a business or asset acquisition or similar transaction) shall not be counted against the maximum number of shares of Common Stock and Awards available for issuance under this Plan, provided that such issuances and grants comply with listing authority requirements and applicable laws, including without limitation, registration requirements under the Securities Act.

(b)	Employment Inducement Awards. Awards may be granted as a material inducement to a person or persons being hired as an Officer or Employee, or being rehired following a bona fide period of interruption of employment by the Company, including grants of Awards to new Officers or Employees in connection with a transaction described in Section 24(a). The Awards so granted need not comply with the terms of this Plan and shall not be counted against the maximum number of shares of Common Stock and Awards available for issuance under this Plan; provided that (i) such issuances and grants comply with listing authority requirements and applicable laws, including without limitation, registration requirements under the Securities Act, and (ii) promptly following a grant of any employment inducement award under this Section 24(b), DIRECTV shall disclose in a press release the material terms of the Award(s), including the recipient(s) of the Award(s) and the number of shares involved.

25. Effective Date and Termination Date.

(a)	Effective Date. This Plan shall be effective as of March 16, 2004, the date on which the Plan was adopted by the Board (the “Effective Date”), provided that this Plan is approved by the stockholders of DIRECTV at an annual meeting or any special meeting of stockholders of DIRECTV within twelve (12) months after the Effective Date, and such approval by the stockholders of DIRECTV shall be a condition to the right of each Participant to exercise or otherwise receive the benefit of any Awards hereunder. If this Plan is not so approved, any Awards granted hereunder shall automatically terminate, without compensation to any affected Participant.

(b)	Termination Date. This Plan and the Board and Committee’s authority to grant Awards shall terminate on the day before the tenth anniversary of the Effective Date, although the authority of DIRECTV, the Board and the Committee, including authority to administer and interpret this Plan, shall continue after such termination date so long as any Award is outstanding.

EXHIBIT A

PERFORMANCE-BASED BUSINESS CRITERIA

Average Revenue Per User or ARPU means average monthly revenue per subscriber and is calculated by dividing the average monthly revenues for the period (total revenues during the period divided by the number of months in the period) by average owned and operated subscribers for the period.

Cash Flow means net cash provided by operating activities plus net cash used in investing activities.

Churn means the number of subscribers whose service is disconnected, expressed as a percentage of the average total number of subscribers. Churn is calculated by dividing the average monthly number of disconnected owned and operated subscribers for the period (total subscribers disconnected during the period divided by the number of months in the period) by average owned and operated subscribers for the period.

Earnings Per Share means earnings (loss) per share of Common Stock and is calculated as Net Income less dividends on preferred stock, divided by the weighted average number of shares of Common Stock outstanding for the period.

Net Income means total earnings (or loss) adjusted for (1) income taxes, (2) minority interests in net earnings (losses) of subsidiaries, (3) loss from discontinued operations, net of taxes and (4) cumulative effect of accounting changes, net of taxes.

Net Subscriber Growth means Subscriber Growth minus the total number of owned and operated subscribers whose service is disconnected over a given period of time.

OPBDA means operating profit (loss) before depreciation and amortization and is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America. It shall be calculated by adding the amount reported as “Depreciation and Amortization” to amounts reported as “Operating Profit (Loss).”

Profit Margin means Net Income divided by Revenues.

Return on Assets means Net Income divided by average total assets.

Return on Equity means Net Income divided by average stockholders’ equity.

Return on Net Assets means Net Income divided by average net assets, defined as total assets less total liabilities.

Revenues means the dollar amount of sales to customers.

Stock Appreciation means increase in the value of the Common Stock measured over a given period of time.

Subscriber Acquisition Costs or SAC means costs incurred to acquire new owned and operated subscribers through third parties and the direct customer acquisition program. SAC, on a per subscriber basis, is calculated by dividing the total subscriber acquisition costs for a period (the sum of subscriber acquisition costs reported for third party customer acquisitions and direct customer acquisitions) by the number of gross new owned and operated subscribers acquired during the period.

Subscriber Growth means new owned and operated subscriber activations measured over a given period of time.

Total Revenue Growth means an increase in Revenue measured over a given period of time.

Total Stockholder Return means change in stock price from the beginning to the end of the period, plus any dividends paid, divided by the stock price at the beginning of the period.

Except as otherwise expressly provided, all financial terms are used as defined under generally accepted accounting principles (GAAP) and all determinations shall be made in accordance with GAAP, as applied by DIRECTV in its periodic reports filed with the Securities and Exchange Commission.

ANNEX C

THE DIRECTV GROUP, INC.

EXECUTIVE OFFICER CASH BONUS PLAN

1. Purpose.

The purpose of The DIRECTV Group, Inc. Executive Officer Cash Bonus Plan is to promote the success of The DIRECTV Group, Inc., a Delaware corporation, by (i) compensating and rewarding participating executives with annual cash bonuses for the achievement of pre-established performance goals and (ii) motivating such executives by giving them opportunities to receive bonuses directly related to such performance. This Plan is intended to provide bonuses that qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.

2. Definitions.

“Award” means an award under this Plan of an opportunity to receive a Bonus if the applicable Performance Target(s) are satisfied for the applicable Plan Year.

“Award Notice” means a notice in writing (delivered either in hard copy or electronically) evidencing the grant of an Award under this Plan that has been authorized by the Committee.

“Base Salary” in respect of any Plan Year means the annual base salary of a Participant from the Company and all affiliates of the Company in effect at the time Participant is selected to participate for that Plan Year, exclusive of any commissions or other actual or imputed income from any Company-provided benefits or perquisites, but prior to any reductions for salary deferred pursuant to any deferred compensation plan or for contributions to a plan qualifying under Section 401(k) of the Code or contributions to a cafeteria plan under Section 125 of the Code.

“Beneficiary” means the person or persons designated by the Participant to receive any Bonus that may become payable to the Participant following his or her death. If no such designation of any beneficiary has been made, the Beneficiary shall be the Participant’s spouse, or, if the Participant does not have a surviving spouse, the Participant’s estate.

“Board” means the Board of Directors of DIRECTV.

“Bonus” means a cash payment under this Plan.

“Business Criteria” means any one or a combination of the business criteria set forth on Appendix A hereto.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board.

“Company” means DIRECTV and its Subsidiaries.

“DIRECTV” means The DIRECTV Group, Inc., a Delaware corporation, and any successor entity which shall have assumed the rights and obligations of this Plan by operation of law or otherwise.

“Executive” means a key employee (including any elected officer) of the Company who is (or in the opinion of the Committee may become) a “covered employee” for purposes of Section 162(m).

“Participant” means an Executive selected to participate in the Plan by the Committee for the applicable Plan Year.

“Performance Target(s)” means the specific objective goal or goals that are timely set in writing by the Committee pursuant to Section 4.2 for each Participant for the Plan Year in respect of any one or more of the Business Criteria.

“Plan” means The DIRECTV Group, Inc. Executive Officer Cash Bonus Plan, as amended from time to time.

“Plan Year” means the calendar year.

“Section 162(m)” means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

“Subsidiary” means a corporation, partnership, limited liability company or other entity in which DIRECTV owns, directly or indirectly, capital stock or other interests having ordinary voting power to elect a majority of the Board of Directors or other governing body.

“Target Bonus” means a Bonus, expressed as a percentage of Base Salary, that will become payable to a Participant if the applicable Performance Target(s) are met.

3. Administration of the Plan.

3.1 The Committee. This Plan shall be administered by the Committee, which shall consist solely of two or more members of the Board who are “outside directors” within the meaning of Section 162(m). Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by written consent of its members.

3.2 Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall have the sole authority to establish and administer the Business Criteria and Performance Target(s) and the responsibility of determining from among the Executives who will participate in and receive Awards under this Plan and the time or times at which and the form and manner in which Bonuses will be paid (which may include elective or mandatory deferral alternatives) and shall otherwise be responsible for the administration of this Plan in accordance with its terms. The Committee shall have the authority to construe and interpret this Plan and any agreements or other document relating to Awards under this Plan, may adopt rules and regulations relating to the administration of this Plan, and shall exercise all other duties and powers conferred on it by this Plan.

3.3 Express Authority (and Limitations on Authority) to Change Terms and Conditions of Awards; Acceleration or Deferral of Payment. Without limiting the Committee’s authority under other provisions of this Plan, but subject to any express limitations of this Plan and compliance with Section 162(m), the Committee shall have the authority to accelerate payment of a Bonus (after the attainment of the applicable Performance Target(s)) and to waive restrictive conditions for a Bonus (including any forfeiture conditions, but not Performance Target(s)), in such circumstances as the Committee deems appropriate. In the case of any acceleration of a Bonus after the attainment of the applicable Performance Target(s), the amount payable shall be discounted to its present value using an interest rate equal to Moody’s Average Corporate Bond Yield for the month preceding the month in which such acceleration occurs (or such other rate of interest that is deemed to constitute a “reasonable rate of interest” for purposes of Section 162(m)). Any deferred payment shall be subject to Section 4.8. In addition, and notwithstanding anything in this Plan to the contrary, the Committee shall have the authority to provide under the terms of an Award that payment or vesting shall be accelerated upon the death or disability of a Participant, a change in control of the Company, or upon termination of the Participant’s employment without cause or as a constructive termination, as and in the manner provided by the Committee, subject to such provision not causing the

Award to fail to satisfy the requirements for performance-based compensation under Section 162(m) generally.

4. Bonus Provisions.

4.1 Provision for Bonus. Each Participant may receive a Bonus if and only if the Performance Target(s) established by the Committee for the Award, relative to the applicable Business Criteria, are attained in the applicable Plan Year. Notwithstanding the fact that the Performance Target(s) have been attained, the Committee may, in its sole discretion, decide to pay a Bonus of less than the amount determined by the formula or standard established pursuant to Section 4.2 or to pay no Bonus at all.

4.2 Determination of Performance Target(s). The specific Performance Target(s) with respect to an Award must be established by the Committee while the performance relating to the Performance Target(s) remains substantially uncertain within the meaning of Section 162(m) and in no event more than 90 days after the commencement of the applicable Plan Year. At the time the Performance Target(s) for an Award are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, the method of computing the specific amount of the Target Bonus and maximum amount of Bonus that will be payable to the Participant if the Performance Target(s) are attained, subject to Sections 4.1, 4.3, 4.6 and 4.7.

4.3 Maximum Individual Bonus. Notwithstanding any other provision hereof, the maximum aggregate Bonus that may be paid pursuant to all Awards granted in any Plan Year to any one Executive under this Plan is five million dollars ($5,000,000). The foregoing limit shall be subject to adjustments consistent with Section 3.3.

4.4 Effective Mid-Year Commencement of Service; Termination of Employment. To the extent compatible with Sections 4.2 and 5.5, if an individual’s services as an Executive commence after the Performance Target(s) are established for a Plan Year, the Committee may establish Performance Target(s), grant an Award and pay a Bonus to such Executive for a performance period equal to the period of time from the date such individual is selected to participate in the Plan to the end of the Plan Year; provided, however, that the Committee must establish such Performance Target(s) while the performance relating to such Performance Target(s) remains substantially uncertain within the meaning of Section 162(m) and in no event after 25% of such performance period has elapsed. The amount of any Bonus to such Executive shall not exceed that proportionate amount of the applicable maximum individual bonus under Section 4.3. In the event of the termination of employment of a Participant prior to the end of the Plan Year, the Participant shall not be entitled to any payment in respect of the Bonus, unless otherwise expressly provided by the terms of the Award Notice or other written contract with the Company.

4.5 Adjustments. To preserve the intended incentives and benefits of an Award, the Committee shall (a) adjust Performance Target(s) or other features of an Award to reflect any material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Company (or any material portion of the Company), (b) calculate Performance Target(s) without regard to any change in accounting policies or practices affecting the Company and/or the Business Criteria or the Performance Target(s), and (c) adjust Business Criteria and Performance Target(s) or other features of an Award to reflect the effects of any special charges to the Company’s earnings, in each case only to the extent consistent with the requirements of Section 162(m) to qualify such Award as performance-based compensation. By express provision in an Award Notice, the Committee may (x) provide that one or more of the adjustments in (a), (b) or (c) above will not be made with respect to the Award, and/or (y) establish such other events or circumstances, consistent with Section 162(m), with respect to which the Committee will make appropriate adjustments to the Award.

4.6 Committee Discretion to Determine Bonuses. The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant’s Bonus shall be calculated (in accordance with Sections 4.1 and 4.2) and whether all or any portion of the amount so calculated will be paid, subject in all cases to the terms, conditions and limits of this Plan and of any other written commitment authorized by the Committee. To this same extent, the Committee may at any time establish additional conditions and terms of an Award or for the payment of Bonuses (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of this Plan and may take into account such other factors as it deems appropriate in administering any aspect of this Plan. The Committee may not, however, increase the maximum amount permitted to be paid to any individual under Section 4.2 or 4.3 of this Plan or pay a Bonus under this Plan if the applicable Performance Target(s) have not been satisfied.

4.7 Committee Certification. No Participant shall receive any payment under this Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of this Plan and that the Performance Target(s) and any other material terms previously established by the Committee or set forth in this Plan or the applicable Award Notice were in fact satisfied.

4.8 Time of Payment; Deferred Amounts. Any Bonuses shall be paid as soon as practicable following the Committee’s determinations under this Section 4 and the certification of the Committee’s findings under Section 4.7. Payment shall be in cash or cash equivalents, as determined by the Committee at the time of payment, subject to withholding pursuant to Section 5.6. Notwithstanding the foregoing but subject to compliance with Section 162(m) and Section 4.3, the Committee may provide a Participant the opportunity to elect to defer the payment of any Bonus under a nonqualified deferred compensation plan maintained by the Company. In the case of any deferred payment of a Bonus after the attainment of the applicable Performance Target(s), any amount in excess of the amount otherwise payable shall be based on either Moody’s Average Corporate Bond Yield (or such other rate of interest that is deemed to constitute a “reasonable rate of interest” for purposes of Section 162(m)) over the deferral period or the return over the deferral period of one or more predetermined actual investments such that the amount payable at the later date will be based upon actual returns, including any decrease or increase in the value of the investment(s).

5. General Provisions.

5.1 Rights of Executives, Participants and Beneficiaries.

(a)	No Right to Awards or Continued Employment. Neither the establishment of this Plan nor the provision for or payment of any amounts hereunder nor any action of the Company, the Board or the Committee in respect of this Plan shall be held or construed to confer upon any person any legal right to receive an Award or any other benefit under this Plan. Nothing contained in this Plan (or in any other documents under this Plan or in any Award Notice) shall confer upon any Executive or Participant any right to continue in the employ of the Company, constitute any contract or agreement of employment, nor interfere in any way with the right of the Company to change a person’s compensation or other benefits, or to terminate his or her employment, with or without cause. Nothing in this Section 5.1(a), however, is intended to adversely affect any express independent right of such person under a separate employment contract.

(b)	Plan Not Funded. Awards payable under this Plan shall be payable from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset of the Company by reason of any Award hereunder. Neither the provisions of this Plan (nor of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

5.2 Non-Transferability of Benefits and Interests. Except as expressly provided by the Committee in accordance with the provisions of Section 162(m), all Awards are non-transferable, and no benefit payable under this Plan shall be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge. This Section 5.2 shall not apply to an assignment of a contingency or payment due (a) after the death of a Participant to the deceased Participant’s legal representative or Beneficiary or (b) after the disability of a Participant to the disabled Participant’s personal representative.

5.3 Discretion of Company, Board and Committee. Any decision made or action taken by, or inaction of, the Company, the Board or the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of this Plan that is within its authority hereunder or applicable law shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons. Neither the Board nor the Committee, nor any person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or an Award made under this Plan).

5.4 Law to Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of this Plan shall be determined in accordance with the laws of the State of New York.

5.5 Construction. It is the intent of the Company that this Plan, Awards and Bonuses paid hereunder will qualify as performance-based compensation or will otherwise be exempt from deductibility limitations under Section 162(m). Any provision, application or interpretation of this Plan inconsistent with this intent to satisfy the standards in Section 162(m) shall be disregarded.

5.6 Tax Withholding. Upon the payment of any Bonus, the Company shall have the right to deduct the amount of any taxes that DIRECTV or any Subsidiary may be required to withhold with respect to such cash payment.

5.7 Amendments, Suspension or Termination of Plan. The Committee may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. Notwithstanding the foregoing, no amendment may be effective without Board and/or stockholder approval if such approval is necessary to comply with the applicable rules of Section 162(m).

5.8 Effective Date. This Plan is effective as of January 1, 2004, subject, however, to the approval of DIRECTV’s stockholders prior to any payment of any Bonus hereunder.

5.9 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

5.10 Non-Exclusivity of Plan. Subject to compliance with Section 162(m), nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation under any other plan or authority.

5.11 Limitation on Actions. Any and all rights of any employee or former employee of the Company against the Company arising out of or in connection with this Plan or any Awards hereunder shall terminate, and any action against the Company shall be barred, after the expiration of one year from the date of the act of omission in respect of which such right of action arose.

5.12 Successors. The provisions of this Plan shall inure to the benefit of and be binding upon the Company, its successors and assigns.

APPENDIX A

BUSINESS CRITERIA

The Business Criteria shall mean any one or a combination of the business criteria listed below. The Business Criteria applicable to an Award may be established with respect to DIRECTV or any applicable Subsidiary, division, segment, or unit, on a consolidated or separate basis. Except as otherwise expressly provided, all financial terms are used as defined under generally accepted accounting principles (GAAP) and all determinations shall be made in accordance with GAAP, as applied by DIRECTV in its periodic reports filed with the Securities and Exchange Commission.

Average Revenue Per User or ARPU means average monthly revenue per subscriber and is calculated by dividing the average monthly revenues for the period (total revenues during the period divided by the number of months in the period) by average owned and operated subscribers for the period.

Cash Flow means net cash provided by operating activities plus net cash used in investing activities.

Churn means the number of subscribers whose service is disconnected, expressed as a percentage of the average total number of subscribers. Churn is calculated by dividing the average monthly number of disconnected owned and operated subscribers for the period (total subscribers disconnected during the period divided by the number of months in the period) by average owned and operated subscribers for the period.

Earnings Per Share means earnings (loss) per share of Common Stock and is calculated as Net Income less dividends on preferred stock, divided by the weighted average number of shares of Common Stock outstanding for the period.

Net Income means total earnings (or loss) adjusted for (1) income taxes, (2) minority interests in net earnings (losses) of subsidiaries, (3) loss from discontinued operations, net of taxes and (4) cumulative effect of accounting changes, net of taxes.

Net Subscriber Growth means Subscriber Growth minus the total number of owned and operated subscribers whose service is disconnected over a given period of time.

OPBDA means operating profit (loss) before depreciation and amortization and is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America. It shall be calculated by adding the amount reported as “Depreciation and Amortization” to the amount reported as “Operating Profit (Loss).”

Profit Margin means Net Income divided by Revenues.

Return on Assets means Net Income divided by average total assets.

Return on Equity means Net Income divided by average stockholders’ equity.

Return on Net Assets means Net Income divided by average net assets, defined as total assets less total liabilities.

Revenues means the dollar amount of sales to customers.

Stock Appreciation means increase in the value of the Common Stock measured over a given period of time.

Subscriber Acquisition Costs or SAC means costs incurred to acquire new owned and operated subscribers through third parties and the direct customer acquisition program. SAC, on a per subscriber basis, is calculated by dividing the total subscriber acquisition costs for a period (the sum of subscriber acquisition costs reported for third party customer acquisitions and direct customer acquisitions) by the number of gross new owned and operated subscribers acquired during the period.

Subscriber Growth means new owned and operated subscriber activations measured over a given period of time.

Total Revenue Growth means an increase in Revenue measured over a given period of time.

Total Stockholder Return means change in stock price from the beginning to the end of the period, plus any dividends paid, divided by the stock price at the beginning of the period.

4006-PS-04

THE DIRECTV GROUP, INC. 2004 ANNUAL MEETING

Directions – CitiGroup Auditorium is located on the 12th floor at 399 Park Avenue (between 53rd and 54th Streets).

Parking is available off of 53rd Street between 3rd Avenue and Lexington Avenue.

Admission – If you vote by Internet or telephone, please follow the instructions given for requesting admission to the Annual Meeting. If you vote by mail, to request admission, please check the appropriate box on the proxy card and return it in the enclosed envelope. Please remove the attached “Admission Ticket” at the perforation. You must bring it with you to attend the Annual Meeting. When you arrive, please stop at the admissions area in the 12th floor Auditorium lobby. If you indicate that you are bringing a guest, he or she must register with you at the same time in order to enter the Annual Meeting. Seating at the Annual Meeting is not reserved. All attendees must have government-issued photographic identification for access to the Annual Meeting. We will accommodate stockholders on a first-come, first-served basis upon arrival at the Annual Meeting.

Security – For security reasons, packages and briefcases will not be allowed at the Annual Meeting.

Time limit – In order to allow all stockholders a chance to be heard, there will be a three-minute time limit imposed on each speaker and a 20-minute limit per subject.

PROXY/VOTER INSTRUCTION CARD

The DIRECTV Group, Inc.

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Bruce B. Churchill and Larry D. Hunter, and each of them, as Proxies with full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable, and in their discretion, on matters properly brought before the Annual Meeting and on the matters incident to the conduct of the Annual Meeting, all of the shares of common stock of The DIRECTV Group, Inc., which the undersigned has power to vote at the Annual Meeting of Stockholders to be held on June 2, 2004, or any adjournment thereof.

NOMINEES FOR DIRECTOR: Class I: K. Rupert Murdoch, Neil R. Austrian and Charles R. Lee

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR, FOR APPROVAL OF THE 2004 STOCK PLAN, FOR APPROVAL OF THE EXECUTIVE OFFICER CASH BONUS PLAN AND FOR THE RATIFICATION OF ELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS.

This Proxy will be voted as directed. If no direction to the contrary is indicated, it will be voted as follows:

FOR the election of all nominees for director;

FOR the approval of the 2004 Stock Plan;

FOR the approval of the Executive Officer Cash Bonus Plan; and

FOR the ratification of appointment of independent accountants.

SEE REVERSE SIDE

(CONTINUED, and To Be Signed and Dated on the REVERSE SIDE)

THE DIRECTV GROUP, INC. 2004 ANNUAL MEETING
The DIRECTV Group, Inc. c/o Proxy Services P.O. Box 8694 Edison, NJ 08818-8694	Wednesday, June 2, 2004 10:00 AM CitiGroup Auditorium 399 Park Avenue 12th Floor New York, New York
ADMISSION TICKET

(Please detach Admission Ticket at perforation.)

Your vote is important. Please vote immediately

	Vote-by-Internet			Vote-by-Telephone
		OR
1.	Log on the Internet and go to http://www.eproxyvote.com/dtv		1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2.	Follow the easy steps outlined on the secure website.		2.	Follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

TO VOTE BY MAIL: Mark, Sign and date your proxy card and return it in the enclosed envelope.

(Please detach Proxy Card at perforation.)

☒	Please mark Votes as in This example.	4006

Directors recommend Vote FOR		Directors recommend Vote FOR
			FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS		2. APPROVAL OF THE 2004 STOCK PLAN	☐	☐	☐

Nominees:	(01) K. Rupert Murdoch (02) Neil R. Austrian (03) Charles R. Lee	3. APPROVAL OF THE EXECUTIVE OFFICER CASH BONUS PLAN	☐	☐	☐
		4. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS	☐	☐	☐

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

FOR ALL NOMINEES EXCEPT	☐
To withhold authority to vote for any particular nominees(s), write the name(s) above.

I/We plan on attending the Annual Meeting.  ☐

I/We will be bringing a guest to the Annual Meeting.  ☐

Mark the box at right if an address change has been noted on the reverse side of this card.  ☐

Please sign exactly as the name(s) appears on this card. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

(Stockholder sign here)	Date:	(Co-owner sign here)	Date: